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                                  EXHIBIT 10.5



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                                                           Execution Counterpart

                               GUARANTY AGREEMENT

         This Guaranty Agreement (this "Guaranty") is made as of the 13th day of November, 1998, by DOUBLETREE CORPORATION, a Delaware corporation (hereinafter referred to as "Doubletree" or as the "Guarantor"), in favor of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation ("GMACCM"), and its successors and assigns.

                                    RECITALS

         A. GMACCM has agreed to provide, or is considering issuing a conditional Loan Commitment, substantially in the form of Exhibit A attached hereto and made a part hereof (as amended from time to time, the "Loan Commitment"), for the financing of certain hotel properties with developers/borrowers approved by Candlewood Hotel Company, Inc., a Delaware corporation ("Candlewood"). Candlewood will submit the approved projects to GMACCM for loan underwriting. Such loans which are accepted by GMACCM and for which it issues a Loan Commitment shall be hereinafter referred to as the "Mortgage Loans."

         B. Doubletree, directly or indirectly, owns a substantial equity interest in Candlewood and will receive a substantial benefit from the projects to be financed by GMACCM.

         C. Doubletree has agreed to certain guaranties and credit enhancements in connection with the Mortgage Loans as more fully set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the matters described in the foregoing Recitals, in order to induce GMACCM to enter into the Loan Commitment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For purposes of this Guaranty, the following terms shall have the meanings indicated:

         (a) "Affiliate of Mortgagor" means, with respect to Mortgagor, another Person who: (i) directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Mortgagor; (ii) is a partner, director, officer or trustee of the Mortgagor or of any Person covered by clause (i) above; (iii) is a partner of a partnership or joint venture which owns, or is a beneficiary or trustee of a trust which owns, or other owner of any stock or other evidences of beneficial ownership in, the Mortgagor or any Person who directly or indirectly through one or more intermediaries controls or is controlled by the Mortgagor; or (iv) is related to the Mortgagor by blood (including grandparents of the Person specified and of his or her spouse and all lineal descendants of such grandparents) or marriage or close business association to the specified person or to any Person covered by clause (i) above or of the spouse of any of the foregoing persons. For purposes of this definition, the term "control" with respect to a Mortgagor means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Mortgagor, whether through the ownership of voting stock, by contract or otherwise.

         (b) "Allonge" means an instrument to be executed and delivered by the Mortgagee to assign to Guarantor each Mortgage Note being repurchased pursuant to the Repurchase Option.

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         (c) "Approved Project Costs" for a particular Mortgage Loan shall have the meaning set forth in the Loan Commitment applicable to such Loan, together with any increases thereto permitted pursuant to the terms and provisions of the Building Loan Agreement for variances and cost overruns.

         (d) "Assignment of Rents and Leases" means, with respect to any Mortgage Loan, the assignment of rents and leases executed by the Mortgagor with respect to such Mortgage Loan.

         (e) "Bankruptcy Default" shall mean any default under the Mortgage Loan Documents caused by the Mortgagor filing or being the subject of a bankruptcy, insolvency or reorganization proceeding under state or federal law.

         (f) "Building Loan Agreement" means, with respect to any Mortgage Loan, the building loan agreement executed by the Mortgagor with respect to the Construction Loan.

         (g) "Business Day" means any day other than a Saturday, a Sunday, a federal holiday or another day on which commercial banks in the Commonwealth of Pennsylvania are authorized or required to be closed for the conduct of their regular banking operations.

         (h) "Candlewood" shall refer to Candlewood Hotel Company, Inc., a Delaware corporation and successor to Candlewood Hotel Company, LLC, a Delaware limited liability company, together with the successors and permitted assigns of such Delaware corporation.

         (i) "Conforming Loan Criteria" shall refer to a Mortgaged Property which at the maturity of the Construction Loan or the Extended Construction Loan, as the case may be, meets, in GMACCM's sole discretion, each of GMACCM's then current conduit origination and underwriting standards for loans and borrowers of this type, including but not limited to (i) DSCR equal to or greater than 1.4 and (ii) the LTV shall not be greater than 75%.

         (j) "Construction Loan" shall mean and refer to the construction loan over its initial loan term (and excluding any extension or renewal terms or time periods), closed and funded pursuant to the Loan Commitment.

         (k) "Debt" means Total Assets less Total Stockholders' Equity, as reported with the U.S. Securities and Exchange Commission on any financial statements on an annual or quarterly basis, whether such financial statements are audited or are unaudited. If at any time Guarantor is not a corporation whose stock is publicly traded, "Debt" shall mean the substantial equivalent of the concept set forth in the preceding sentence, as reflected in those financial statements to be provided by Guarantor pursuant to Section 23 below.

         (l) "Delinquency" and "Delinquencies" means any portion of the Indebtedness which is due and owing to GMACCM prior to the Maturity Date of the Mortgage Loan (whether by acceleration or otherwise) and which is not paid as and when due (following applicable notice and grace periods, if any) in accordance with the provisions of the applicable Mortgage Loan Documents.

         (m) "Doubletree" shall refer to Doubletree Corporation, a Delaware corporation, its successors and permitted assigns.

         (n) "DSCR" shall mean Debt Service Coverage Ratio which shall be computed by dividing annual NOI by the annual debt service payments on the subject Mortgage Loan, as both the debt component and NOI component of such ratio may be adjusted in accordance with GMACCM's then-applicable underwriting standards and requirements for loans and borrowers of this type.

         (o) "Environmental Indemnity" means, with respect to any Mortgage Loan, the environmental indemnity executed in connection with such Mortgage Loan.


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         (p) "Extended Construction Loan" shall mean the Construction Loan, to the extent the term of the same may be extended for one or both extension terms or time periods, in accordance with the conditions, terms and provisions set forth in the Loan Commitment.

         (q) "Event of Default" shall have the meaning set forth in Section 11 hereof.

         (r) "Expenses" shall mean for any specified period, all ordinary, necessary and reasonable operating and capital expenses actually paid on a cash basis during such period and which are related to the Mortgagor's ownership and operation of the Mortgaged Property during such period. Such Expenses shall include, by way of example rather than of limitation: (1) departmental expenses;
(2) undistributed operating expenses; and (3) fixed charges, as such items (1)
- (3) are described in more detail in the current version of the Uniform System of Accounts. Such Expense categories include, by way of example rather than limitation (a) management fees, overhead and expenses of no less than five percent (5%) of gross annual revenues; (b) franchise fees of no less than five percent (5%) of gross annual revenues; and (c) an equipment and property reserve of no less than four percent (4%) of gross annual revenues and as may be adjusted in accordance with Lender's then-applicable underwriting standards and requirements for loans and borrowers of this type. Such Expenses shall not include the following: (i) any overhead of Mortgagor incurred in connection with the management of the Mortgaged Property; (ii) all amounts paid to Mortgagor or an Affiliate of Mortgagor in excess of amounts that would reasonably be paid in an arms-length transaction to a Person that is not an Affiliate of Mortgagor;
(iii) non-cash deductions of Mortgagor; (iv) salaries or distributions paid or made to any employee, partner, officer, director or shareholder of Mortgagor or an Affiliate of Mortgagor; (v) the cost of capital improvements made to the Mortgaged Property not approved in advance in writing, by GMACCM; (vi) the cost of Mortgagor's federal, state or local income taxes, franchise taxes or other taxes (other than real property taxes for the Mortgaged Property); or (vii) principal, interest and other debt service payments for the Mortgage Loan secured by such Mortgaged Property.

         (s) "GMACCM" shall refer to GMAC Commercial Mortgage Corporation, a California corporation, and its successors and assigns.

         (t) "Gross Revenues" means for any specified period, all revenue received on a cash basis during such period from all sources related to the Mortgaged Property, including without limitation, all rents, issues, profits, revenues, cash proceeds from accounts and accounts receivable, and other income and proceeds from the use or occupancy of hotel rooms, conference rooms and other public facilities at the Mortgaged Property, all parking revenue, refunds, license, lease and concession fees and rentals, income from vending, machines, food and beverage sales, wholesale and retail sales of merchandise, and service charges; provided, however, Gross Revenues for such specified period shall also include on an accrual basis, prorated over such specified period, any property or casualty insurance proceeds that are not used for restoration of the Mortgaged Property, any condemnation awards from a temporary taking that are not used for restoration of the Mortgaged Property or to replace such collateral with its substantial equivalent, any proceeds of business interruption and other loss of income insurance, and any health club membership fees; provided, further, Gross Revenues shall not include the following: (i) gratuities to employees, (ii) federal, state or municipal excise, sales, use or similar taxes collected directly from patrons or guests or included as part of the sales price of any goods or services, (iii) insurance proceeds (other than proceeds from business interruption or other loss of income insurance or other than property insurance not used for restoration), (iv) condemnation proceeds (other than proceeds from a temporary taking that are not used for restoration),
(v) proceeds from any sale of the Mortgaged Property or from a refinancing of any debt encumbering the Mortgaged Property, (vi) proceeds from any disposition of furniture, fixtures and equipment no longer necessary for the operation of the Mortgaged Property; (vii) or interest accruing on amounts deposited in any FF&E or other reserve account.

         (u) "Guaranteed Obligations" shall have the meaning set forth in
Section 11 hereof.


         (v) "Guarantor" shall mean Doubletree and its successors and permitted assigns.


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         (w) "Guaranty" means this Guaranty, including all Schedules and
Exhibits hereto, as the same may be amended, supplemented, corrected or otherwise modified.

         (x) "Guaranty Fee" shall have the meaning set forth in Section 9 hereof.

         (y) "Guaranty Interest Rate" shall have the meaning set forth in
Section 9 hereof.

         (z) "Indebtedness" means all principal, interest, late fees, exit fees, indemnification indebtedness and other amounts outstanding, from time to time, under the Mortgage Loan Documents for a particular Mortgage Loan.

         (aa) "Letter of Credit" shall have the meaning set forth in Section 8 hereof.

         (bb) "Liquidation Recoveries" shall have the meaning set forth in
Section 6 hereof.

         (cc) "Loan Amount" shall refer to the amount of financing that GMACCM agrees to provide to any Mortgagor for any of the respective Mortgage Loans, whether a Construction Loan or an Extended Construction Loan, pursuant to the Loan Commitment. The respective Loan Amounts for the Construction Loan and the Extended Construction Loan need not necessarily be the same amounts.

         (dd) "Loan Commitment" shall have the definition set forth in the Recitals hereto.

         (ee) "Loan Guaranty" means, with respect to any Mortgage Loan, any and all guaranties executed in connection therewith including, without limitation, any completion guaranty.

         (ff) "Loss" shall have the meaning set forth in Section 6 hereof.

         (gg) "LTV" means the ratio of the Loan Amount to the fair market value of the Mortgaged Property, as such fair market value is established pursuant to an appraisal dated within thirty (30) days of such determination and acceptable in all respects to GMACCM, in its sole discretion.

         (hh) "Maturity Date" shall refer to the date any, referenced Mortgage Loan then outstanding is due and payable in full.

         (ii) "Maximum Amount" means, with respect to any Mortgage Loan, the initial Maximum Amount for such Mortgage Loan, as said initial Maximum Amount is set forth on the Mortgage Loan Schedule, as increased by (a) interest on the Maximum Amount or the portion thereof then due, accruing, from the date the same is due by Guarantor hereunder until the date paid in full, at the annual rate of three percent (3%) over the prime rate published from time to time by The Wall Street Journal, and (b) all collection costs hereunder, and as decreased by any amounts attributable to principal for such Mortgage Loan and which is actually funded by Guarantor hereunder (other than pursuant to clause (ii) of the first sentence of Section 7 below) and not reimbursed to Guarantor pursuant to the provisions hereof. The initial Maximum Amount for a particular Mortgage Loan is derived pursuant to a formula that ensures that the portion of the Mortgage Loan held by GMACCM which is not guaranteed under this Guaranty, does not exceed sixty percent (60.0%) of the Approved Project Costs applicable to that Mortgage Loan and related Mortgaged Property.

         (jj) "Monetary Default" shall mean a default under the Mortgage Loan Documents which directly results from the nonpayment of a monetary sum as and when due.

         (kk) "Mortgage" means, with respect to any Mortgage Loan, the mortgages, deeds of trust, deeds to secure debt or other real property security instruments, together with each modification, amendment and supplement thereto, creating a lien on the Mortgaged Property described therein to secure a Mortgage Note.


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         (ll) "Mortgage/Deed of Trust Assignment" means an instrument to be delivered by the Mortgagee to transfer the related Mortgage, Assignment of Rents and Leases, and all other recorded security agreements to Guarantor pursuant to the Repurchase Option.

         (mm) "Mortgage Loan and Mortgage Loans" shall mean either a Construction Loan or an Extended Construction Loan, which is actually closed and funded pursuant to a particular Loan Commitment as more fully set forth on the Mortgage Loan Schedule.

         (nn) "Mortgage Loan Documents" means with regard to each Mortgage Loan, the Mortgage Note, Mortgage, Assignment of Rents and Leases, Environmental Indemnity, Building Loan Agreement, Loan Guaranty, Security Agreement and each other document or instrument further securing, evidencing, indemnifying guaranteeing or governing, the Mortgage Loan or otherwise related to the Mortgage Loan.

         (oo) "Mortgage Loan Files" means the Mortgage Loan Documents and all correspondence and other materials relating to the Mortgagor, the Mortgaged Property or the Mortgage Loan, its origination or servicing.

         (pp) "Mortgage Loan Schedule" means the schedule of Mortgage Loans attached hereto as Schedule 1, as the same shall be supplemented after the closing of each Mortgage Loan and as the same may be amended, corrected or otherwise modified by instrument executed or initialed by GMACCM and Guarantor, which schedule includes, without limitation, the initial Maximum Amount for each such loan and the Guaranty Interest Rate, if any, applicable to each such loan. To the extent any proposed loan listed on the Mortgage Loan Schedule is not actually committed to by GMACCM, in its sole discretion, or is not closed and funded by GMACCM, it shall not be considered a Mortgage Loan hereunder and shall not be considered a part of such schedule, and Guarantor shall have no liability or obligations related thereto.

         (qq) "Mortgage Note" means the promissory note or notes or other documents, together with all amendments and modifications thereof, evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         (rr) "Mortgaged Property" means, with respect to a Mortgage Note, the land, improvements, fixtures, personal property, contract rights (including rights under any management agreement or franchise agreement), leases, rents, hotel revenues, profits, permits and licenses (including, liquor licenses), and other collateral (including any interest under a ground lease) directly securing such Mortgage Note.

         (ss) "Mortgage" means, with respect to any Mortgage as of any date of determination, the holder of the related Mortgage Note as of such date.

         (tt) "Mortgagor" means the obligor or obligors identified as such under a Mortgage Note or Mortgage, which may be an affiliate of Candlewood or may be an unaffiliated franchisee of Candlewood.

         (uu) "Multiple Delinquency" means, with respect to any Mortgage Loan, either (i) the second Delinquency to occur in any continuous twelve (12) month period or (ii) the fourth Delinquency to occur under such Mortgage Loan over its term, as may be extended from time to time.

         (vv) "Net Worth" means, as of any date, the difference between the assets shown on the financial statements of such Person (whether certified or made in connection with a filing with the Securities and Exchange Commission) less all liabilities of such Person, including, without limitation, all Debt.

         (ww) "NOI" shall mean

                  (a) for purposes of GMACCM determining whether a Mortgage Loan and the related Mortgaged Property satisfy the Conforming Loan Criteria, "NOI" shall mean Net Operating Income as defined and determined by GMACCM in accordance with its then-


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                           current underwriting standards and practices for its
                           conduit program for loans and borrowers of that type, which may include, without limitation:

                           1. An allowance of no less than 5% multiplied by gross annual revenues for management fees;

                           2. An allowance of no less than 5% multiplied by gross annual revenues for franchise fees payable to Candlewood; and

                           3. An allowance of no less than 4% multiplied by gross annual revenues for a property, plant, furniture, fixture, and equipment replacement reserve; and

                  (b) for all other purposes, "NOI" shall mean Gross Revenues less Expenses, all to the extent confirmed by the periodic financial and property reporting and audit requirements set forth in the Mortgage Loan Documents.


         (xx) "Non-Monetary Default" shall mean any default under the Mortgage Loan Documents beyond any applicable cure period, other than a Monetary Default and a Bankruptcy Default.

         (yy) "Participation Agreement" shall mean that agreement in the form attached hereto as Exhibit B (with Promus guaranteeing the obligations of Doubletree thereunder), governing the subordinate participation rights Guarantor may obtain in a particular Mortgage Loan upon payment of Guaranteed Obligations related thereto, together with all exhibits and schedules to such agreement.

         (zz) "Periodic Recovery" shall have the meaning set forth in Section 3 hereof.


         (aaa) "Person" means an individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, bank, unincorporated organization or government or any agency or political subdivision thereof.

         (bbb) "Promus" means Promus Hotel Corporation, a Delaware corporation, its successors and permitted assigns. Promus is the beneficial owner of all of the issued and outstanding stock of Doubletree, and has agreed to guaranty all obligations of Doubletree under this Guaranty pursuant to that agreement attached hereto as Schedule 11 and made a part hereof.

         (ccc) "Remedies Notice" shall have the meaning set forth in Section 4 hereof.

         (ddd) "Repurchase Option" shall mean the option of Guarantor to purchase a Mortgage Loan pursuant to Section 5 hereof.

         (eee) "Security Agreement" means, with respect to any Mortgage Loan, the financing statements and security agreements executed in connection therewith.

2. "Guaranty of Payment. Guarantor hereby unconditionally and irrevocably guarantees to GMACCM the punctual payment when due, and not merely the collectability, of (a) all Delinquencies as set forth in Section 3 below and (b) all Loss as set forth in Section 6 below, in the aggregate up to the Maximum Amount for all Mortgage Loans. The Maximum Amount for any particular Mortgage Loan shall be reduced by the amount of any Delinquency satisfied from time to time by Guarantor in accordance with Section 3 below which is attributable to principal under a particular Mortgage Loan, and shall be increased by the cash amount, without interest, of any subsequent recoveries by GMACCM against the Mortgagor for those Delinquencies which were previously satisfied by Guarantor, which recoveries shall be promptly paid to Guarantor by GMACCM in the ordinary course of GMACCM's servicing of Mortgage Loan payments. Sums paid by Guarantor hereunder (other than interest and


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collection costs under Section 19 below), shall not be applied on account of the
Indebtedness outstanding for a particular Mortgage Loan, but rather, shall constitute the purchase by Guarantor of a subordinated participation in such Mortgage Loan in the amount paid by Guarantor, which participation shall be governed by the terms and provisions of the Participation Agreement. Recoveries paid by GMACCM to Guarantor shall be applied to reduce Guarantor's participation interest in such Mortgage Loan. Interest and collection costs paid by Guarantor under Section 19 below, will belong to GMACCM and will not be applied on account of the Indebtedness outstanding under any Mortgage Loan or to the purchase by Guarantor of a participation interest in any Mortgage Loan.

3. Guaranty of Delinquencies. To the extent that for any month during a Mortgage Loan term that GMACCM does not receive, for any reason, any portion of the Indebtedness due for such month, following applicable notice and grace periods, if any, GMACCM may give written notice to Guarantor of such Delinquency. Guarantor hereby unconditionally and irrevocably guarantees to GMACCM that Guarantor shall pay to GMACCM no later than seven (7) Business Days after the date of such notice from GMACCM, the amount of such Delinquency, up to the then Maximum Amount. To the extent that such guarantee payment is not timely received by GMACCM, Guarantor shall be in default hereunder and shall be liable for interest and collection costs as set forth in Section 19 below. To the extent that GMACCM subsequently receives from Mortgagor after payment of all current Indebtedness, any portion of the Delinquencies previously satisfied by Guarantor pursuant to this Guaranty (a "Periodic Recovery"), such cash Periodic Recovery amounts up to the amount of the prior Delinquency, without interest, actually received from Mortgagor shall be remitted promptly to Guarantor and shall be added to and shall increase the Maximum Amount. As described more fully in
Section 27 below but subject to the provisions of Section 6(c) below, Guarantor shall have no subrogation rights against Mortgagor and shall not demand or request repayment from Mortgagor or an Affiliate of Mortgagor for any Delinquency which Guarantor has satisfied and paid under this Guaranty. Satisfaction by Guarantor of any Delinquency shall not cure or remedy Mortgagor's failure to properly pay such sums under the Mortgage Loan Documents and the Mortgage Loan default resulting therefrom.

4. Loan Administration. Guarantor acknowledges and agrees that GMACCM has full and absolute control over administration of the Mortgage Loans, including decisions regarding whether to modify the Mortgage Loan terms, extend the Maturity Date, advance additional funds, release collateral, terminate management, franchise or other pledged contractual rights, waive or relinquish rights or remedies, or assign GMACCM's rights and interests, subject to the terms and conditions of such agreements and Mortgage Loan Documents. Notwithstanding the foregoing, GMACCM hereby agrees as follows:

         (a) GMACCM shall provide Guarantor with copies of all written notices of default sent to each Mortgagor by GMACCM;

         (b) As to those Mortgage Loan defaults which directly result from the occurrence of a Monetary Default, GMACCM shall only accelerate the maturity of the Indebtedness and foreclose on the Mortgaged Property, obtain a receiver therefor or accept a deed in lieu thereof if within a period of sixty (60) days (inclusive of any applicable notice and/or grace periods set forth in the Mortgage Loan Documents) from the occurrence of such Monetary Default, the Monetary Default has not been cured by Mortgagor or satisfied by Guarantor in accordance with Section 3 above (with the seven Business Day notice period described in Section 3 being a part of such sixty-day forbearance period); provided, however, (i) the foregoing restrictions shall in no way affect or restrict GMACCM's rights to immediately proceed with its available remedies upon the occurrence of any Mortgage Loan default that is caused by a Bankruptcy Default or a Non-Monetary Default, and (ii) GMACCM shall have no obligation to forbear from pursuing its lawful remedies for such sixty-day period if the Monetary Default is a Multiple Delinquency;

          (c) If the Mortgage Loan default is a Non-Monetary Default or if the Monetary Default has not been cured within such sixty-day period or if the Monetary Default is a Multiple Delinquency, GMACCM may, at its option, elect to foreclose on all or a portion of the Mortgaged Property, appoint a receiver therefor, accept a deed in lieu thereof of otherwise exercise its rights and remedies as regards the Mortgaged Property and/or the Mortgagor,


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in which event, GMACCM shall give Guarantor written notice (the "Remedies
Notice") of (i) GMACCM's intention to pursue its available remedies and (ii) the aggregate Indebtedness then outstanding, together with per diem interest and other charges, under the applicable Mortgage Loan. Guarantor shall then have thirty (30) days to avoid potential exposure for a Loss by instead, exercising Guarantor's Repurchase Option; and

         (d) GMACCM will not materially modify the Mortgaged Loan terms, extend the Maturity Date, advance additional funds (except in an emergency) release collateral, terminate management, franchise or other material pledged contractual rights or waive or relinquish material rights or remedies, without first (i) having determined in its business judgment, after considering all facts and circumstances, that to do so is necessary or desirable to prevent a default or to protect the value of the security for the Mortgage Loan, and (ii) notifying Guarantor of GMAC-MC's intent to do so, which notice shall also constitute a Remedies Notice hereunder.

5. Repurchase Option. At any time during the thirty (30) days following
GMACCM's Remedies Notice, Guarantor may, at its option (the "Repurchase Option") purchase the defaulted Mortgage Loan by payment to the Mortgagee, within such time period, of the aggregate Indebtedness then outstanding under such Mortgage Loan less the amount, if any, of Guarantor's participation interest in such Mortgage Loan. Upon receipt of such funds, GMACCM shall execute and deliver, without representation, warranty or recourse, the Allonge, the Mortgage/Deed of Trust Assignment and other assignments and transfers of the applicable Mortgage Loan Documents, together with all assignable rights of GMACCM in and to policies of insurance (property, title or other) and all claims thereunder, all rights of GMACCM to condemnation awards and all other rights of GMACCM related to such Mortgage Loan other than indemnification rights for the benefit of GMACCM which survive the payoff of such loan; provided, however, GMACCM shall represent and warrant that it has done nothing during its ownership of the Mortgage Loan to affect the validity and enforceability of such loan as a first mortgage lien on the Mortgaged Property, and that it has not transferred, encumbered or assigned the Mortgage Loan; and provided, further, GMACCM shall take such other actions as may be necessary, after taking into account all facts and circumstances, to vest in Guarantor unencumbered title to all of the foregoing, all at Guarantor's sole cost and expense.

6. Guaranty of Loss.

         (a) If Guarantor does not timely exercise its Repurchase Option and if the Mortgage Loan default is continuing, GMACCM may, at its option, proceed to exercise its available remedies, including foreclosure. In such event, GMACCM may suffer a "Loss" in an amount equal to the then outstanding Indebtedness under the Loan minus all Liquidation Recoveries (as hereinafter defined) actually received by GMACCM with respect to the Loan or Mortgaged Property. As used herein, the term "Liquidation Recoveries" shall mean (i) if the Mortgaged Property has been sold at foreclosure to a third party, the net cash proceeds from such foreclosure sale actually received by GMACCM (it being understood and agreed that Guarantor shall have the right to purchase the Mortgaged Property at such foreclosure sale), (ii) if the Mortgaged Property is acquired by GMACCM or its designee at a foreclosure sale (it being understood and agreed that Guarantor shall have the right to purchase the Mortgaged Property at such foreclosure sale), the successful GMACCM foreclosure bid less reasonable foreclosure costs, (iii) if GMACCM has elected to accept a deed to the Mortgaged Property in lieu of foreclosure, the value of such Mortgaged Property as reasonably agreed to by GMACCM based upon an internal or other appraisal of the Mortgaged Property, or (iv) if GMACCM has elected to pursue other available remedies, the net cash proceeds to GMACCM from the exercise of such remedies. GMACCM shall not give less than thirty (30) days prior notice to Guarantor of any foreclosure sale of the Mortgaged Property (which notice period may be part of the sixty (60) day and thirty (30) day notice periods set forth in Sections 4(b), 4(c) and 6(b) of this Agreement), which shall include the date, time and place of the sale. There shall be added to Liquidation Recoveries, the net cash amount of all sums recovered by GMACCM with respect to such Mortgage Loan (other than under this Guaranty), including without limitation, the net amount recovered under any policy of property, title or other insurance applicable to such Mortgage Loan, under any assigned contract or from any other guarantor of such Mortgage Loan; provided, however, GMACCM shall not be required to institute or prosecute any proceedings or claims against any or all of such collateral, insurance or other sources of payment (including without limitation, proceedings under the Loan Guaranty to recover any deficiency or alleged breach of non-recourse covenants or conditions) as a condition of payment hereunder or enforcement of


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the terms of this Guaranty; provided, however, GMACCM shall use reasonable efforts, taking into accounts all facts and circumstances, to recover any Loss satisfied by Guarantor and to remit the same to Guarantor.

         (b) If the Mortgage Loan default is a Bankruptcy Default, the Loss guaranteed by Guarantor hereunder shall be equal to the then Maximum Amount. Within thirty (30) days of written notice from GMACCM of the occurrence of a Bankruptcy Default, Guarantor may, at its option, exercise its Repurchase Option as to such Mortgage Loan or shall pay to GMACCM the then Maximum Amount. To the extent that the Repurchase Option is not consummated or the Maximum Amount has not been received within such thirty-day period, Guarantor shall be in default hereunder, with Guarantor liable for additional interest and for collections costs, as described below.

         (c) After completion of the foreclosure or other enforcement action (except for remedies taken for a Bankruptcy Default, for which recovery against Guarantor is governed by clause (b) above) and after GMACCM's determination of the amount of its Loss, GMACCM shall provide written notice to Guarantor of the amount of such Loss. Guarantor hereby unconditionally and irrevocably guarantees to GMACCM that Guarantor shall pay to GMACCM, no later than seven (7) Business Days after the date of such notice from GMACCM, the amount of such Loss, up to the then Maximum Amount. To the extent that such guarantee payment is not timely received by GMACCM, Guarantor shall be in default hereunder and shall be liable for interest and collection costs. GMACCM shall not be required to seek a personal judgement against Mortgagor and/or Mortgagor's principal equity owners under the Loan Documents (for breaches of non-recourse covenants and conditions, under the Environmental Indemnity or otherwise) prior to seeking payment from Guarantor of any Loss; provided, however, GMACCM shall use reasonable efforts, taking, into account all facts and circumstances, to recover the Loss and remit the same to Guarantor. Upon receipt by GMACCM of all Indebtedness owing to GMACCM under the Mortgage Loan Documents (except in the case of a Bankruptcy Default), GMACCM shall assign, without recourse, representation or warranty (except as provided in Section 5 above), the Mortgage Loan Documents to Guarantor, together with all other rights of GMACCM described in Section 5 above.

7. Loan Paydown. In addition to the guarantee of Delinquencies and the guarantee of Loss, as described above, Guarantor hereby unconditionally and irrevocable guarantees to GMACCM that, in the event that on or before sixty (60) days prior to (a) the Maturity Date of each Construction Loan or (b) the first Maturity Date of each Extended Construction Loan, as applicable, the related Mortgaged Property has not achieved a minimum 1.10 DSCR, then, in such event, Guarantor, not earlier than sixty (60) days but at least thirty (30) days prior to each such Maturity Date shall have either (i) paid down, up to the then Maximum Amount, the Loan Amount for such particular Mortgage Loan in order to achieve a
1.10 DSCR or (ii) entered into an agreement, in the form attached to and made a part of the Participation Agreement, whereby Guarantor agrees to become fully liable for the payment of all principal, interest, net cash flow, tax and insurance escrows, and other sums payable monthly on account of such Mortgage Loan. Sums payable by Guarantor pursuant to clause (ii) of the preceding sentence shall be applied to the purchase by Guarantor of a subordinated participation in the Mortgage Loan, in accordance with the terms and provisions of the Participation Agreement, but shall not reduce the Maximum Amount. Guarantor may at any time revoke its agreement under such clause (ii) above and terminate its obligations thereunder by paying the sum then owing, if any, under clause (i) above, and such agreement will automatically terminate when the Mortgage Loan achieves a 1.10 DSCR or when the Maximum Amount for such loan equals zero (Guarantor acknowledging, however, that payments under clause (ii) above shall not reduce the Maximum Amount). GMACCM will continue its customary efforts to collect all interest and other sums coming due from the Mortgagor and will promptly credit to Guarantor all sums so collected.

8. Acceleration/Letter of Credit.

         (a) In addition to all other rights and remedies set forth herein, the Maximum Amount for all Mortgage Loans then outstanding shall be immediately due and payable if any of the representations and warranties in Section 22 are incorrect as of the date hereof or if, at any time during the term of any Mortgage Loan (i) Guarantor files or has filed against it a bankruptcy, insolvency or reorganization proceeding under federal or state law (unless, in the case of an involuntary proceeding, such proceeding is dismissed within sixty
(60) days of the
filing, thereof), (ii) any representation, warranty or covenant in Section 22(b), (d), (e), (i), (j), (k) or (l) is incorrect or breached, or (iii) Guarantor breaches any covenant set forth in clauses (b) and (c) below.

         (b) If, at any time, one or more of the covenants set forth in Section 23 below is violated, within fifteen (15) Business Days of notice thereof by GMACCM, Guarantor shall obtain and deliver to GMACCM at Guarantor's sole expense, an unconditional, irrevocable letter of credit (the "Letter of Credit") in an amount equal to twenty-five percent (25%) of the aggregate Maximum Amount for all Mortgage Loans then outstanding. The Letter of Credit shall be from a financial institution having at least $100 million in assets, shall name GMACCM as the sole beneficiary and shall be in form and content acceptable to GMACCM, in its sole discretion. GMACCM shall be entitled to present the Letter of Credit and to make a draw against the same if Guarantor fails to pay a Delinquency, Loss, or other sum required to be paid under this Guaranty in accordance with the terms hereof. GMACCM shall promptly return the Letter of Credit to Guarantor if and to the extent that the breach of the financial covenants set forth herein is cured, without in any manner limiting GMACCM's rights to require another Letter of Credit if one or more of such covenants are violated at a subsequent date.

         (c) If, after obtaining the Letter of Credit and prior to its return to Guarantor, one of the covenants set forth in Section 23 below is violated for a second time (when measured at least one hundred twenty (120) days after the date of the first breach), GMACCM shall have the right to require Guarantor, within fifteen (15) Business Days of notice thereof by GMACCM, to obtain an additional letter of credit or an increase to or supplement of the Letter of Credit so that the face amount of the aggregate Letter of Credit equals fifty percent (50%) of the aggregate Maximum Amount for all Mortgage Loans then outstanding.

9. Rebate to Guarantor. GMACCM hereby agrees to pay to Guarantor monthly on the twenty-fifth day of each month (or if such day is not a Business Day, on the next succeeding Business Day) (the "Rebate Payment Date"), commencing on the twenty-fifth (25th) day of the first calendar month following the closing of each Mortgage Loan, an amount (the "Guaranty Fee") equal to the product of (i) the quotient of (1) the interest rate (the "Guaranty Interest Rate,"), if any, as is set forth on the Mortgage Loan Schedule opposite the particular Mortgage Loan to which it applies divided by (2) the non-default contract interest rate (LIBOR plus the applicable spread) set forth in the applicable Mortgage Note, multiplied by (ii) the actual interest remitted by Mortgagor under that Mortgage Loan for that month and (to the extent not previously rebated to Guarantor in accordance herewith) any prior or partial month; provided, however, such payments by GMACCM to Guarantor shall only be made as and to the extent that (a) GMACCM has received all principal, interest, net cash flow, tax and insurance escrows and other sums owing by Mortgagor under such Mortgage Loan by the fifth
(5th) business day prior to such Rebate Payment date and (b) GMACCM has made no claim against Guarantor under this Guaranty which has not been satisfied in full. Any Mortgage Loan payments received by GMACCM later than five (5) business days prior to the applicable Rebate Payment Date will be paid (absent breach of clause (b) of the preceding sentence) to Guarantor on the next calendar month's Rebate Payment Date. Guarantor acknowledges and agrees that the Guaranty Interest Rate is in addition to the interest rate which GMACCM would otherwise charge to the Mortgagor, shall be disclosed to the Mortgagor in the Loan Commitment or other document, and the Guaranty Fee represents reasonable consideration to Guarantor for its costs and expenses in providing this Guaranty for the benefit of Mortgagor. Guarantor further acknowledges and agrees that if a claim has been made under this Guaranty but has not been fully satisfied for any reason, or if, for any reason, GMACCM has not received from the Mortgagor, by the prior month's payment date, all sums due and payable under such Mortgage Loan, the Guaranty Fee for that Mortgage Loan for that month shall be applied to the Indebtedness and shall not be due and payable to Guarantor unless and until GMAC-MC has received all such delinquent sums from Guarantor and the Mortgagor. Notwithstanding the foregoing, in those circumstances where Guarantor has exercised its option under clause (ii) of Section 7 to become fully liable for the payment of sums owing under a particular Mortgage Loan, to the extent that a Guaranty Fee is received from the Mortgagor for that Mortgage Loan, it shall be retained by GMACCM as consideration for GMACCM's increased costs of servicing such loan.

10. Termination of Guaranty.

         (a) Except as set forth in clause (b) below, this Guaranty shall be terminated as to a particular Mortgage Loan and Guarantor shall be released from all liability with respect to a particular Mortgage Loan at such time as GMACCM has notified Guarantor in writing that the related Mortgaged Property has satisfied the Conforming Loan Criteria. GMACCM agrees to provide Guarantor with such notice promptly after confirming to GMACCM's satisfaction, in its sole discretion, that the Conforming Loan Criteria have been satisfied.

          (b) This Guaranty shall continue in effect as to all Mortgage Loans which have not satisfied the Conforming Loan Criteria. With respect to each Mortgage Loan which has satisfied the Conforming Loan Criteria, this Guaranty shall continue in effect (i) with respect to all obligations and liabilities of Guarantor under Section 19, and (ii) as provided in Section 12(b).

11. Primary Liability of Guarantor.

         (a) This Guaranty is an absolute, irrevocable and unconditional guaranty of payment. Guarantor shall be liable, with respect to each Mortgage Loan, for the payment of all indebtedness described herein up to the Maximum Amount applicable to such loan (up to such ceiling in the aggregate for all Mortgage Loans, the "Guaranteed Obligations"), as set forth in this Guaranty, as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time; including any right or privilege, whether existing under statute, at law or in equity, to require GMACCM to take prior recourse or proceedings against any collateral, security or Person whatsoever.

         (b) Guarantor hereby agrees that in the event of the occurrence of a default of an obligation of Guarantor hereunder which continues beyond applicable notice and grace periods, if any, (individually and collectively an "Event of Default"), then upon the occurrence of such Event of Default, the Guaranteed Obligations, for purposes of this Guaranty, shall be deemed immediately due and payable at the election of GMACCM, and Guarantor shall, on demand and without presentment, protest, notice of protest, further notice of nonpayment or of dishonor or of default, or notice of acceleration or of intent to, or any other notice whatsoever, without any notice having been given to Guarantor or Mortgagor previous to such demand of the acceptance by GMACCM of this Guaranty, and without any notice having been given to Guarantor or Mortgagor previous to such demand of the creating or incurring of such indebtedness, all such notices being hereby waived by Guarantor, pay all damages and all costs and expenses, up to the then Maximum Amount, that may arise in consequence of any such Event of Default (including any and all costs and expenses incurred by GMACCM in connection with the collection and enforcement of this Guaranty or any portion thereof including all reasonable attorneys' fees and expenses, investigation costs, and all court costs, whether or not suit is filed hereon, and it shall not be necessary for GMACCM, in order to enforce such payment by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Mortgagor or others liable on such indebtedness or to institute suit or pursue or exhaust any rights or remedies against Mortgagor and all other Guarantor or other sureties of the Guaranteed Obligations or to enforce any rights against any security that shall ever have been given to secure such indebtedness, or to join Mortgagor or any others liable for the payment of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment of the Guaranteed Obligations; provided, however, except as specifically set forth above, nothing herein contained shall prevent GMACCM from suing on the Mortgage Note or foreclosing the Mortgage or from exercising, any other rights thereunder, and if such foreclosure or other remedy is availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due on the Mortgage Note and Mortgage, and GMACCM shall not be required to institute or prosecute proceedings to recover any deficiency or alleged breach of non-recourse covenants or conditions as a condition of payment hereunder or enforcement hereof; provided, however, GMACCM shall use reasonable efforts, taking into account all facts and circumstances, to recover any Loss amount and remit the same to Guarantor. At any sale of the Mortgaged Property or other collateral given for the Indebtedness or any part thereof, whether by foreclosure or otherwise, GMACCM may at its discretion purchase all or any part of the Mortgaged Property or collateral so sold or offered for sale for its own account and may, in payment of the amount bid therefor, deduct such amount from the balance due it pursuant to the terms of the Mortgage Note and Mortgage.

         (c) Suit may be brought or demand may be made against all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of GMACCM against any party hereto. Any time that GMACCM is entitled to exercise its rights or remedies hereunder, it may in its discretion elect to demand payment.

12. Certain Agreements and Waivers by Guarantor.

         (a) Guarantor hereby agrees that neither GMACCM's rights or remedies nor Guarantor's obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following, events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                  (i) any limitation of liability or recourse in any other Loan Document or arising under any law;

                  (ii) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration;

                  (iii) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

                  (iv) any homestead exemption or any other exemption under applicable law;

                  (v) any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, including any impairment of Guarantor's recourse against any Person or collateral;

                  (vi) whether express or by operation of law, any partial release of the liability of Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by GMACCM covering all or any part of the Guaranteed Obligations, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release or settlement of Mortgagor or any other party liable, directly or indirectly, for the payment of any or all of the Guaranteed Obligations;

                  (vii) the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Mortgagor or any other party at any time liable for the payment of any or all of the Guaranteed Obligations;

                  (viii) either with or without notice to or consent of Guarantor, except as required under Section 4(d) above: any renewal, extension, modification or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents, including material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or performance (including changes in the final plans and specifications and other terms or aspects of construction of the improvements at the Mortgaged Property) or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by GMACCM to Mortgagor, Guarantor, and/or any other Person at any time liable for the payment of any or all of the Guaranteed Obligations;

                  (ix) any neglect, lack of diligence, delay, omission, failure, or refusal of GMACCM to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations; provided, however, GMACCM shall use reasonable efforts, taking into account all facts and circumstances, to recover any Loss amount and to remit the same to Guarantor;

                  (x) any failure of GMACCM to notify Guarantor, to the extent required under Section 4(d) above, of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by GMACCM against Mortgagor or any security or other recourse, or of any new agreement between GMACCM and Mortgagor, it being understood that GMACCM shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding the Mortgagor, including, any changes in the business or financial condition of the Mortgagor, and Guarantor acknowledges and agrees that GMACCM shall have no duty to notify Guarantor of any information which the GMACCM may have concerning the Mortgagor.

                  (xi) if any requirement for any reason that GMACCM is required to refund any payment by Mortgagor to any other party liable for the payment of any or all of the Guaranteed Obligations or pay the amount thereof to someone else;

                  (xii) the making of advances by GMACCM to protect its interest in the Mortgaged Property, preserve the value of the Mortgaged Property or for the purpose of perform in any term or covenant contained in any of the Loan Documents;

                  (xiii) the existence of any claim, counterclaim, set-off, recoupment, reduction or defense based upon any claim or other right that Guarantor may at any time have against Mortgagor, GMACCM, or any other Person, whether or not arising, in connection with this Guaranty, the Mortgage Note, the Loan Agreement, or any other Loan Document;

                   (xiv) the unenforceability of all or any part of the Guaranteed Obligations against Mortgagor, whether because the Guaranteed Obligations exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, or because the officers or Persons creating same acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Mortgagor has any valid defense, claim or offset with respect thereto, or because Mortgagor's obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Mortgagor or any other Person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of Mortgagor or any other party in any action to obtain payment of any or all of the Guaranteed Obligations); or

                  (xv) any order, ruling or plan of reorganization emanating from proceedings under Title II of the United States Code with respect to Mortgagor or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by GMACCM.

         (b) In the event any payment by Mortgagor, Guarantor or any other Person to GMACCM is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason GMACCM is required to refund such payment or pay the amount thereof to any other party, such payment by Mortgagor, Guarantor or any other Person to GMACCM shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by GMACCM of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by GMACCM or paid by GMACCM to Guarantor or another Person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by GMACCM and any attorneys' fees, costs and expenses paid or incurred by GMACCM in connection with any such event. It is the intent of Guarantor and GMACCM that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor. GMACCM shall be entitled to continue to hold this Guaranty in its possession for so long as may be necessary (including any bankruptcy "preference" periods following the satisfaction of all Guaranteed Obligations) to enforce any obligation of Guarantor hereunder and/or to exercise any right or remedy of GMACCM hereunder.

         (c) If acceleration of the time for payment of any amount payable by Mortgagor under the Mortgage Note, the Loan Agreement, or any other Loan Document is stayed or delayed by any law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by GMACCM.

13. Subordination. If, for any reason whatsoever, Mortgagor and/or Candlewood is now or hereafter becomes indebted to Guarantor for any payments made under this
Guaranty:

         (a) such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Mortgagor and/or Candlewood securing same shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations;

         (b) Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Mortgagor and/or Candlewood to Guarantor until the Guaranteed Obligations have been fully and finally paid and performed;

         (c) Guarantor hereby assigns and grants to GMACCM a security interest in all such indebtedness and security therefor, if any, of Mortgagor and/or Candlewood to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Mortgagor and/or Candlewood as debtor, GMACCM shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not a Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Mortgagor and/or Candlewood to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section, Guarantor shall pay the same to GMACCM immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for GMACCM and shall have absolutely no dominion over the same except to pay it immediately to GMACCM; and

         (d) Guarantor shall promptly upon request of GMACCM from time to time execute such documents and perform such acts as GMACCM may require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section, including execution and delivery of financing statements, proofs of claim, further assignments and security agreements, and delivery to GMACCM of any promissory notes or other instruments evidencing indebtedness of Mortgagor and/or Candlewood to Guarantor. All promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by Guarantor, of obligations of Mortgagor and/or Candlewood to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.

14. Other Liability of Guarantor or Mortgagor. GMACCM agrees that, without the prior written consent of Guarantor, GMAC shall not extend to a particular Mortgagor any debt ("Additional Debt") other than the Indebtedness outstanding under the Mortgage Loan to such Mortgagor; provided, however, to the extent that Guarantor has received a Loan Commitment or other written notification regarding any such Additional Debt and has not objected in writing, to GMACCM prior to the closing of such Additional Debt, Guarantor shall be deemed to have consented to the issuance of such Additional Debt by GMACCM. If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Mortgagor to GMACCM other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of GMACCM hereunder shall be cumulative of any and all other rights that GMACCM may have against Guarantor. This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given.

15. GMACCM Assigns. This Guaranty is for the benefit of GMACCM and GMACCM's successors, assigns and participants, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations.

16. Binding Effect. This Guaranty is binding not only on Guarantor, but also on Guarantor's successors and assigns; provided, however, (a) Guarantor may not, without the prior written consent of GMACCM, assign any of its rights, powers, duties or obligations hereunder and (b) Guarantor shall provide prior written notice to GMACCM if any of the obligations of Guarantor hereunder are to become binding on a successor to Guarantor.

17. Governing Law; Forum. This Guaranty is an agreement executed under seal, and its validity, enforcement, and interpretation, shall for all purposes be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. If any Guarantor is a corporation, the designation "(SEAL)" on this Guaranty shall be effective as the affixing of such Guarantor's corporate seal physically to this Guaranty. All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Obligations are payable and performable. Guarantor hereby irrevocably submits generally and unconditionally for Guarantor and in respect of Guarantor's property to the jurisdiction of any state court, or any United States federal court, sitting, in the state specified in the first sentence of this Section and to the jurisdiction of any state or United States federal court sitting in the state in which any of the Mortgaged Property is located, over any suit, action or proceeding arising out of or relating to this Guaranty or the Guaranteed Obligations. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address set forth at the end of this Guaranty, or at a subsequent address of which GMACCM received actual notice from Guarantor in accordance with said Section, and service so made shall be complete when received or when delivery is refused by Guarantor. Nothing herein shall affect the right of GMACCM to serve process in any manner permitted by law or limit the right of GMACCM to bring proceedings against Guarantor in any other court or jurisdiction.

18. Invalidity of Certain Provisions. If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable law.

19. Attorneys' Fees and Costs of Collection. Guarantor acknowledges that the Maximum Amount of the Guaranteed Obligations shall be increased by all fees, costs, interest and other sums described in this Section. Guarantor shall pay on demand all attorneys' fees and all other costs and expenses incurred by GMACCM in the enforcement of or preservation of GMACCM's rights under this Guaranty including all reasonable attorneys' fees and expenses, investigation costs, and all court costs, whether or not suit is filed herein, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement of this Guaranty against any other Guarantor, if there be more than one. Guarantor agrees to pay interest on (i) any Guaranteed Obligations not paid when due in accordance with the provisions of this Guaranty, and (ii) any expenses or other sums due to GMACCM under this Section that are not paid when due, in each case at an annual rate equal to three percent (3%) over the prime rate published from time to time by The Wall Street Journal. Guarantor's obligations and liabilities under this Section shall survive any payment or discharge in full of the Guaranteed Obligations. Notwithstanding the foregoing, it is understood and agreed, in the event that Guarantor is the prevailing party in any suit between GMACCM and Guarantor, (a) GMACCM shall not be entitled to collect its attorneys' fees, expenses, investigation costs or court costs from Guarantor and (b) GMACCM shall reimburse Guarantor for its reasonable attorneys' fees, expenses, investigation costs and court costs related to such suit.

20. Payments. All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

21. Controlling Agreement. It is not the intention of GMACCM or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable law. Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor's capacity as guarantor, may lawfully be required to pay under applicable law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable law. The provisions of this Section shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and GMACCM.

22. Representations, Warranties, and General Covenants of Guarantor. Guarantor hereby represents, warrants, and covenants that (a) Guarantor owns a substantial equity interest in Candlewood and Guarantor will derive a material and substantial benefit, directly or indirectly, from the agreement of GMACCM to issue the Loan Commitment; (b) this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor; (c) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected; (d) Guarantor is duly organized, validly existing, and in good standing under the laws of the state of its organization and has full power and authority to enter into and perform this Guaranty; (e) Guarantor will indemnify GMACCM from any loss, cost or expense as a result of any representation or warranty of Guarantor being false, incorrect, incomplete or misleading in any material respect; (f) there is no litigation pending or, to the knowledge of Guarantor, threatened before or by any tribunal against or affecting Guarantor which would materially and adversely affect its ability to perform hereunder; (g) all financial statements and information heretofore furnished to GMACCM by Guarantor do, and all financial statements and information hereafter furnished to GMACCM by Guarantor will, fairly present the condition (financial or otherwise) of Guarantor as of their dates and the results of Guarantor's operations for the periods therein specified; (h) after giving effect to this Guaranty, Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of Guarantor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay as such debts mature; (i) Guarantor acknowledges that, except to the extent set forth in the Participation Agreement, GMACCM has no duty at any time to investigate or inform Guarantor of the financial or business condition or affairs of Mortgagor or any change therein; (j) Guarantor acknowledges and agrees that Guarantor may be required to pay and perform the Guaranteed Obligations in full without assistance or support from the Mortgagor or any other Person; (k) Guarantor has read and fully understands the provisions contained in the Loan Commitment (including without limitation, the Approved Project Costs described therein) and in the Mortgage Note, the Building Loan Agreement, the Mortgage, the Environmental Indemnity, and the other Mortgage Loan Documents; and (l) unless Guarantor has notified GMACCM in writing prior to the execution of any Loan Commitment for a particular Mortgage Loan, Jack P. DeBoer has not been fired from and remains a senior officer of Candlewood, with significant day to day decision-making authority. Guarantor's representations, warranties and covenants are a material inducement to GMACCM to enter into the Loan Commitment and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Mortgagor, Guarantor, any other party, or any security for all or any part of the Guaranteed Obligations.

23. Financial Covenants Regarding Promus. Guarantor hereby covenants and agrees that so long as any of the Guaranteed Obligations remain unpaid:

         (a) Minimum Net Worth. At all times during the term of this Guaranty, Promus shall maintain a Net Worth of at least $1 billion;

         (b) Debt to Net Work. At all times during the term of this Guaranty, Promus shall maintain a ratio of its debt to Net Worth not exceeding 2.5:1;

         (c) Cash Flow From Operations. At all times during the term of this Guaranty, Promus shall not permit its Net Cash Provide By Operating Activities, as reflected in its financial statements, whether audited or unaudited, reported from time to time with the U.S. Securities & Exchange Commission, to be negative for any fiscal year or for any two (2) successive calendar quarters; and

         (d) Material Adverse Change. At all times during the term of this Guaranty, there shall be no change in the financial condition of Promus which could materially and adversely affect its ability to satisfy any or all of the Guaranteed Obligations hereunder; provided, however, this covenant shall not have been breached or violated unless and until (i) within thirty (30) days after written notice by GMACCM to Guarantor of a potential material adverse change, Guarantor has not provided to GMACCM a reasonable written explanation regarding why such event should not be considered a material adverse change,
(ii) GMACCM has determined and has notified Guarantor, within thirty (30) days of receipt of Guarantor's explanation, that such explanation is not satisfactory to allay GMACCM's concerns regarding the material adverse change, and (iii) within sixty (60) days of such second notice from GMACCM, Doubletree or Promus has not cured such adverse event or provided alternative comfort satisfactory to GMACCM regarding the same.

         Breach of one or more of the foregoing covenants will not constitute an Event of Default of Guarantor hereunder, provided Guarantor timely performs its obligations under Section 8(b) and, when applicable, Section 8(c) above.

         From and after such time, if any, as Promus is no longer a corporation whose stock is publicly traded, Guarantor covenants and agrees to promptly provide to GMACCM annual financial statements for Promus, audited by an independent public accounting firm reasonably acceptable to GMACCM, together with such additional financial information and reports as GMACCM may periodically request.

24. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by courier, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified near the signature blocks of this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by telegram, telex, or facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt; provided that, service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

25. Cumulative Rights. The exercise by GMACCM of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. GMACCM shall have all rights, remedies and recourses afforded to GMACCM by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Guarantor or others obligated for the Guaranteed Obligations, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole discretion of GMACCM, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by GMACCM shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right, remedy or recourse of GMACCM with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed, and delivered to Guarantor, by GMACCM.

26. Right of Set-Off. Upon the occurrence and during the continuance of any default in the payment when due of any of the Guaranteed Obligations, GMACCM is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, without notice to any Person (any such notice being expressly waived by Guarantor to the fullest extent permitted by applicable law), to set off and apply any and all deposits, funds, or assets at any time held and other indebtedness at any time owing by GMACCM to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty, whether or not GMACCM shall have made any demand under this Guaranty or exercised any other right or remedy hereunder. GMACCM will promptly notify Guarantor after any such set-off and application made by GMACCM, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of GMACCM under this Section are in addition to the other rights and remedies (including other rights of set-off) that GMACCM may have and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by GMACCM. The foregoing rights shall not apply to any commercial paper or publicly traded debt or securities of GMACCM held by Guarantor.

27. Subrogation. Notwithstanding anything to the contrary contained herein but subject to the provisions of Section 6(c) hereof, (a) Guarantor shall not have any right of subrogation in or under any of the Loan Documents or any right, title or interest in and to any security or right of recourse for the Indebtedness, until the Indebtedness has been fully and finally paid, and as set forth in the Participation Agreement, Guarantor's participation in a Mortgage Loan will be fully subordinate to GMACCM's interests therein, and (b) if Guarantor is or becomes an "insider" (as defined in Section 101 of the United States Bankruptcy Code) with respect to Mortgagor, then Guarantor hereby irrevocably and absolutely waives any and all rights of contribution, indemnification, reimbursement or any similar rights against Mortgagor with respect to this Guaranty (including any right of subrogation, except to the extent of collateral held by GMACCM), whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties that Guarantor shall not be deemed to be a "creditor" (as defined in Section 101 of the United States Bankruptcy Code) of Mortgagor by reason of the existence of this Guaranty in the event that Mortgagor or Guarantor becomes a debtor in any proceeding under the United States Bankruptcy Code. This waiver is given to induce GMACCM to make the Loan as evidenced by the Mortgage Note to the Mortgagor.

28. Further Assurances. Guarantor at Guarantor's expense will promptly execute and deliver to GMACCM upon GMACCM's reasonable request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty. Notwithstanding the generality of the foregoing Guarantor agrees to promptly execute and deliver a written confirmation of this Guaranty at the request of GMACCM from time to time, including at such times as GMACCM has extended, renewed, supplemented, modified or assigned the Loan.

29. No Fiduciary Relationship. The relationship between Guarantor and GMACCM is solely that of guarantor and beneficiary. GMACCM has no fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of GMACCM.

30. Interpretation. If this Guaranty is signed by more than one Person as "Guarantor", then the term "Guarantor" as used in this Guaranty shall refer to all such Persons jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Guaranty are made by and shall be binding upon each and every such undersigned Person, jointly and severally and GMACCM may pursue any Guarantor hereunder without being required (i) to pursue any other Guarantor hereunder or (ii) pursue rights and remedies under tile Mortgage and/or applicable law with respect to the Mortgaged Property or any other Mortgage Loan Documents. The term "GMACCM" shall be deemed to include any subsequent holder(s) of the Mortgage Note. Whenever the context of any provisions hereof shall require it, words in the singular shall include the plural, words in the plural shall include the singular, and pronouns of any gender shall include the other genders. Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Mortgage Loan Documents. All references in this Guaranty to Schedules, Articles, Sections, Subsections, paragraphs and subparagraphs refer to the respective subdivisions of this Guaranty, unless such reference specifically identifies another document. The terms "herein", "hereof", "hereto", "hereunder" and similar terms refer to this Guaranty and not to any particular Section or subsection of this Guaranty. The terms "include" and "including" shall be interpreted as if followed by the words "without limitation". All references in this Guaranty to sums denominated in dollars or with the symbol "$" refer to the lawful currency of the United States of America, unless such reference specifically identifies another currency. For purposes of this Guaranty, "Person" or "Persons" shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies, and other legal entities, including governmental bodies, agencies, or instrumentalities, as well as natural persons.

31. Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantor's obligations hereunder.

32. Execution. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which together shall constitute one and the same agreement.

33. Entire Agreement. This Guaranty embodies the entire agreement between GMACCM and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to guaranty by Guarantor of the Guaranteed Obligations. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective upon execution by Guarantor and delivery to GMACCM. This Guaranty may not be modified, amended or superseded except in a writing signed by GMACCM and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded.

34. WAIVER OF JURY TRIAL. GMACCM AND GUARANTOR HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH GUARANTOR AND GMACCM MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS GUARANTY. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND GMACCM, AND GUARANTOR AND GMACCM HEREBY REPRESENT, EACH ON ITS RESPECTIVE BEHALF, THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GUARANTOR AND GMACCM FURTHER REPRESENT AND WARRANT, EACH ON ITS RESPECTIVE BEHALF, THAT EACH HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF EACH PARTY'S RESPECTIVE FREE WILL, AND THAT EACH HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

35. Consent to Jurisdiction. GMAC and Guarantor each irrevocably submit generally and unconditionally for itself and in respect of its property to the nonexclusive jurisdiction of any state or federal court sitting in the Commonwealth of Pennsylvania over any suit, action or proceeding arising out of, or relating to, this Guaranty, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. GMAC and Guarantor irrevocably waive, to the fullest extent permitted by law, any objection that each may now or hereafter have to the laying of venue of an such suit, action or proceeding brought in any such court, and any claims that any such suit, action or proceeding is brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon GMAC and Guarantor and may be enforced in any court in which GMAC and Guarantor are subject to jurisdiction, by a suit upon such judgment provided that service of process is effected upon Guarantor as permitted by applicable law.

         THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         IN WITNESS WHEREOF, Guarantor and GMACCM duly executed this Guaranty under seal as of the date first written above.

Address of Guarantor                    DOUBLETREE CORPORATION, a Delaware corporation

Doubletree Corporation
  c/o Promus Hotel Corporation          By: /s/ Carol G. Champion
  755 Crossover Lane                        -----------------------------------
  Memphis, Tennessee 38117                 Name:  Carol G. Champion
  Attention: Treasurer                            -----------------------------
  Fax No.: (901) 374-5490                  Title: Vice President
                                                  -----------------------------

GMAC Commercial Mortgage Corporation    GMAC COMMERCIAL MORTGAGE CORPORATION, a
8614 Westwood Center Drive              California corporation
Suite 630
Vienna, Virginia 22182-2233
Attn: Morgan G. Earnest, II
Fax No. (703) 749-4399                  By: /s/ James C. Poff
                                            -----------------------------------
                                          Name:   James C. Poff
                                                  -----------------------------
                                          Title:  Vice President
                                                  -----------------------------

STATE OF TENNESSEE
COUNTY OF SHELTY, TO WIT:

         I HEREBY CERTIFY, that on this 1st day of October, 1998, before me, the undersigned Notary Public of said State, personally appeared Carol G. Champion, who acknowledged herself to be the Vice President of DOUBLETREE CORPORATION, a Delaware corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that she executed the same for the purposes therein contained as the duly authorized Vice President of said corporation by signing the name of the corporation by herself as Carol G. Champion.

         WITNESS my hand and Notarial Seal.


                                           /s/ Sharon D. Harris
                                           ------------------------------------
                                           Notary Public

                                           MY COMMISSION EXPIRES MAY 11, 1999

My Commission Expires:

COMMONWEALTH OF VIRGINIA
COUNTY OF FAIRFAX, TO WIT:

         I HEREBY CERTIFY, that on this 13th day of November, 1998, before me, the undersigned Notary Public of said Commonwealth, personally appeared James C. Poff, who acknowledged himself to be a senior vice president of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as the duly authorized senior vice president of said corporation by signing the name of the corporation by himself as senior vice president.

         WITNESS my hand and Notarial Seal.


                                           /s/ Susan F. Renick
                                           ------------------------------------
                                           Notary Public

My Commission Expires: 10/31/2000

                                   Schedule I

      to Guaranty Agreement dated November 13, 1998 Between the Undersigned
                             Mortgage Loan Schedule
                (This instrument supersedes any Schedule I dated
                 prior to the signature dates set forth below)

                                                                                               Initial
                                                           Construction        Approved        Maximum        Guaranty
       Name of Borrower                                     Loan Amount      Project Costs      Amount      Interest Rate*
1.  Candlewood Ft. Worth, TX-Tanacross, LLC                 $4,650,000       $ 5,820,000       $1,376,250        0.50%
2.  Candlewood Houston, TX-Loop Central, LLC                $6,300,000       $ 7,875,000       $1,870,313        0.50%
3.  Candlewood Detroit, MI-Auburn Hills, LLC                $6,100,000       $ 7,625,000       $1,810,938        0.50%
4.  I.H. Stemmons Limited Partnership, L.P.                 $6,000,000       $ 8,000,000       $1,500,000        0.50%
5.  I.H. San Antonio Limited Partnership L.P.               $4,800,000       $ 7,000,000       $  862,500        0.50%
6.  Tramz N.Y., LLC                                         $4,875,000       $ 6,500,000       $1,218,750        0.50%
7.  Candlewood Baltimore, MD - Airport, LLC**               $6,960,000       $ 8,700,000       $1,740,000        0.50%
8.  Candlewood Oklahoma City, OK, LLC**                     $6,160,000       $ 7,700,000       $1,540,000        0.50%
9.  Candlewood Philadelphia-Mt. Laurel, NJ, LLC**           $6,320,000       $ 7,900,000       $1,580,000        0.50%
10. Candlewood Cleveland, OH-North Olmstead, LLC**          $7,520,000       $ 9,400,000       $1,880,000        0.50%
11. Candlewood St. Louis, MO, LLC**                         $6,080,000       $ 7,600,000       $1,520,000        0.50%
12. Candlewood Austin, TX-South, LLC**                      $6,480,000       $ 8,100,000       $1,620,000        0.50%
13. Candlewood Orange County, CA-Airport, LLC**             $8,640,000       $10,800,000       $2,160,000        0.50%
14. Candlewood Miami, FL-Miami Lakes, LLC**                 $6,960,000       $ 8,700,000       $1,740,000        0.50%
15. Candlewood Montgomery, AL, LLC**                        $5,68O,000       $ 7,100,000       $1,420,000        0.50%
16. Candlewood Portland, OR-Tigard, LLC**                   $8,000,000       $10,000,000       $2,000,000        0.50%
17. Candlewood Santa Clara, CA, LLC**                       $9,040,000       $11,300,000       $2,260,000        0.50%
18. To-be-formed Candlewood Entity for Hotel in             $5,920,000       $ 7,400,000       $1,480,000        0.50%
    Chester, VA**

* For those Construction Loans where the Mortgagor is contributing no more than twenty percent (20%) of Approved Project Costs, the Guaranty Interest Rate shall be equal to fifty basis points (0.50%). For those Construction Loans where the Mortgagor is contributing in excess of forty percent (40.0%) of Approved Project Costs, the Guaranty Interest Rate shall be zero. For all other Construction Loans, the Guaranty Interest Rate shall be equal to twenty-five basis points (0.25%).

** Proposed Mortgage Loan. To the extent GMACCM, in its sole discretion, does not commit to this loan, or if after committing, there is a decrease in the projected Approved Project Costs and/or an increase in the projected Construction Loan Amount (either or both of which shall increase the Initial Maximum Amount shown above), until and unless this Schedule I is re-executed by the undersigned, such proposed Mortgage Loan shall not be a part of this schedule, and Guarantor shall have no liability or obligations related thereto.

                                 DOUBLETREE CORPORATION., a Delaware corporation


Date: October 1, 1998            By: /s/ Carol G. Champion
      ---------------                -------------------------------------------
                                 Name: Carol G. Champion
                                       -----------------------------------------
                                 Title: Vice President
                                        ----------------------------------------

                                 GMAC COMMERCIAL MORTGAGE CORPORATION, a
                                 California corporation

Date: November 13, 1998          By: /s/ James C. Poff
      -----------------              -------------------------------------------
                                 Name: James C. Poff
                                       -----------------------------------------
                                 Title: Vice President
                                        ----------------------------------------

                                   Schedule II
                 Parent Guaranty and Acknowledgment of Liability

         PROMUS HOTEL CORPORATION, a Delaware corporation ("Promos") and sole owner of all beneficial interests in the stock of Doubletree Corporation, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees to and for the benefit of GMAC COMMERCIAL MORTGAGE CORPORATION ("GMACCM") and to induce GMACCM to enter into that Guaranty Agreement (the "Guaranty") to which this agreement is attached and made a part hereof, as follows:

         Promus unconditionally and irrevocably guarantees to GMACCM the payment and performance of, and agrees to pay and perform as primary obligor, all liabilities, obligations and duties imposed upon Doubletree and Guarantor, under and as defined in the Guaranty, as if Promus had executed the Guaranty as Guarantor thereunder. This is a continuing guaranty and shall apply to any and all Guaranty amendments, extensions and modifications whatsoever, including all amendments and supplements to Schedule I of the Guaranty which occur from time to time. Promus expressly consents to any extension of time, leniency, modification, waiver or other change which may be made in any term, condition or provision of the Guaranty, and no such change, modification, extension, waiver or forbearance shall release Promus from any liability or obligation hereunder. This is not merely a conditional guaranty of collection. The obligations of Promus hereunder are absolute and unconditional and if Doubletree shall be in default under the Guaranty, GMACCM shall have the right to demand performance from and proceed against Promus or otherwise exercise any available remedy without the necessity of first proceeding against or demanding performance by Doubletree, it being expressly agreed by Promus that its liability under the Guaranty shall be primary. Promus acknowledges that it has reviewed and understands its potential liability under the Guaranty and it agrees that all agreements, waivers, covenants and obligations attributable thereunder to Doubletree are, by reference, also hereby made by and attributable to Promus as if Promus had executed the Guaranty as a Guarantor. The liability of Promus hereunder shall not be affected and Promus expressly waives any defenses that may arise by reason of the release or discharge of Doubletree in any bankruptcy or similar proceeding. Promus assumes the responsibility to remain informed of all circumstances bearing upon the risk of Doubletree's default and agrees that GMACCM shall have no duty to advise Promus of information known to it regarding any such circumstance. This addendum shall inure to the benefit of GMACCM, its successors and assigns. Promus represents and warrants that the undersigned signatory has full authority to bind the corporation.

         Acknowledged and Agreed to as of the 1st day of October, 1998:

         PROMUS HOTEL CORPORATION, a Delaware corporation

         By: Carol G. Champion
             --------------------------------
         Name: Carol G. Champion
               ------------------------------
         Title: V.P. & Treasurer
                -----------------------------

STATE OF TENNESSEE
COUNTY OF SHELTY, TO WIT:

         I HEREBY CERTIFY, that on this 1st day of October, 1998, before me, the undersigned Notary Public of said State, personally appeared Carol G. Champion, who acknowledged herself to be the Vice President & Treasurer of PROMUS HOTEL CORPORATION, a Delaware corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained as the duly authorized Vice President & Treasurer of said corporation by signing the name of the corporation by herself as Carol G. Champion.

         WITNESS my hand and Notarial Seal.


                                             /s/ Sharon D. Harris
                                             ----------------------------------
                                             Notary Public

My Commission Expires:          MY COMMISSION EXPIRES MAY 11, 1999

                                    Exhibit A
                             Form of Loan Commitment

                        APPLICATION TO AND COMMITMENT BY
                      GMAC COMMERCIAL MORTGAGE CORPORATION
              FOR A FIRST MORTGAGE CONSTRUCTION AND PERMANENT LOAN

Gentlemen:

         Candlewood Hotel Company, Inc. ("Candlewood" or the "Company") hereby makes application (the "Application") to GMAC Commercial Mortgage Corporation ("Lender") to receive from Lender a commitment (the "Commitment") to provide a first mortgage construction/mini-perm loan (including any approved extensions, the "Construction Loan") and a permanent ("Permanent Loan") first mortgage loan according to the terms and conditions hereinafter set forth. All capitalized terms not otherwise defined in the body of this Commitment shall have the meanings ascribed thereto in Section IV below or on Exhibit A attached hereto. This Application will be applicable only to Company-developed Projects until canceled or replaced, as to Projects not previously approved, by either Candlewood or Lender. Each Project will be subject to the terms and conditions contained herein and this Application will be supplemented with an addendum for each approved project signed and dated by the respective parties (the "Specific Project Commitment").

         Subject to the terms and conditions set forth in Section II below, the Commitment, if and when issued, will commit Lender to provide a Construction Loan for each Project described in an approved Specific Project Commitment, to provide extensions to the term of the Construction Loan under certain circumstances and, subject to the terms and conditions set forth in Section III below, to refinance the Construction Loan with a Permanent Loan.

         Lender may accept this Application at any time during this exclusive period by having an officer of the Hospitality Industry Division and an officer of the Construction Division of Lender's Loan Committee execute and deliver to Candlewood a Specific Project Commitment, at which time and assuming any pre-conditions herein or in such other written acceptance have been satisfied, such written instrument(s) will constitute the Commitment. Thereupon, the Commitment shall become and be a commitment from Lender under which Lender agrees to lend and Candlewood, on behalf of the respective Borrower, agrees to borrow from Lender the first mortgage loans on the terms and conditions hereinafter set forth. Until such time, if any, as Lender issues a Commitment, this Application shall create no obligation or liability for and shall not be binding on Lender.

         Candlewood agrees that each Project will require a deposit with Lender for the following amounts:

A. EXPENSE DEPOSIT. An expense deposit (the "Expense Deposit") in an amount set forth on Exhibit A hereto to be held by Lender in a non-interest bearing account, which shall be applied to out-of-pocket expenses incurred by Lender on behalf of Borrower, including but not limited to appraisals, market studies, legal fees, and environmental and engineering reports, as more specifically set forth in Section II.I below, as well as travel expenses and other direct office expenses of Lender. In the event that this Application is not approved by Lender, that Borrower withdraws its application or defaults under the Commitment, or in the event the Construction Loan is closed, the Expense Deposit, less expenses incurred by Lender in connection with the Construction Loan, shall be returned to Borrower or credited to Borrower at the closing of the Construction Loan. Similarly, Borrower shall reimburse Lender for any such expenses incurred by Lender in excess of the Expense Deposit.

B. NONREFUNDABLE COMMITMENT FEE. A nonrefundable Commitment Fee (the "Commitment Fee") equal to two percent (2%) of the Construction Loan Amount of which one percent (1%) will constitute a fee for the Construction Loan and one percent (1%) will constitute a fee for providing the Commitment, of which a good faith deposit (the "Good Faith Deposit") in an amount set forth on Exhibit A hereto is immediately due and payable upon submission to Lender of this Application by Borrower. Such Commitment Fee shall be earned upon the acceptance by Lender of this Application and the issuance of the Commitment and such Commitment Fee (less the Good Faith Deposit) shall be due and payable in part upon submission of this Application and in part upon Closing of the Construction Loan, as set forth on Exhibit A hereto. Such Commitment Fee is compensation to Lender for issuing the Commitment and the reservation of funds committed to be loaned pursuant thereto. If, after acceptance of this Application and issuance of the Commitment, Lender is unable to fund the Construction Loan due to Borrower's failure to meet one of the Closing conditions described herein, including, without limitation, delivery of acceptable Technical Reports (as hereinafter defined), Lender shall return to Borrower any portion of the Commitment Fee, without interest, previously received by Lender from Borrower.

C. UNDERWRITING EXPENSE. Five thousand dollars ($5,000) to cover its underwriting expense for the Construction Loan. This underwriting expense deposit is in all events nonrefundable.

I.       BORROWER AND GUARANTOR INFORMATION

         Borrower shall be a single purpose "bankruptcy remote" entity, organized under the laws of the State indicated on Exhibit A as a limited liability company or other legal entity subject to approval by Lender.

         A. GUARANTY. Borrower and the Project Guarantors (the "Guarantor Group"), as identified on Exhibit A, shall execute a joint and several guaranty agreement in favor of Lender (the "Guaranty Agreement") in form and content satisfactory to Lender, guaranteeing the completion of the Project and repayment of the

                  Construction Loan and any extensions thereto. To the extent that Lender, in the course of its due diligence, discovers that the Guarantor Group does not possess adequate financial assets or that a principal equity owner of Borrower should be added to the Guarantor Group, Lender may request that the Guarantor Group be expanded, subject to acceptance by the Borrower.

         B. CREDIT REPORTS. Borrower acknowledges, and has advised the Guaranty Group, that Lender will submit the names of the Guarantor Group to a credit rating agency for the purpose of obtaining credit reports on such person and entities.

II.      CONSTRUCTION LOAN

         A. LOAN AMOUNT, TERM, AMORTIZATION, INTEREST RATE, PREPAYMENT, RESERVES, RECOURSE

                  1. Construction Loan Amount. The Construction Loan shall be that original principal amount indicated on Exhibit A. In no event shall the Construction Loan Amount exceed the lesser of (a) eighty percent (80%) of the Approved Project Costs (as hereinafter defined) or (b) seventy-five percent (75%) of the "as stabilized" market value of the Project, as reflected in the Appraisal (as hereinafter defined); provided, however, for any Construction Loans for which a Doubletree Guaranty is not required, the Construction Loan Amount shall not exceed the lesser of (a) seventy percent (70%) of the Approved Project Costs
                           (b) sixty-five percent (65%) of the "as stabilized" market value of the Project, as reflected in the Appraisal.

                  2.       Term. The term of the Construction Loan shall be four
                           (4) years (the "Initial Period"), with two one (1) year extensions (each one year extension period, an "Extension Period") granted to Borrower (an "Extension Privilege") on the terms and conditions set forth herein.

                  3. Construction Loan Extension Privilege. Borrower may, in the absence of the occurrence of a default under the Construction Loan Documents or the occurrence and continuance of an event which, with the passage of time or the giving of notice, or both, would constitute a default, elect to extend the maturity of the Construction Loan beyond the stated maturity date ("Maturity Date") of the Initial Period or the first Extension Period, as applicable, for an additional twelve (12) months (each such extension, an "Extended Maturity Date") upon (i) delivery to Lender at least ninety (90) days prior to the Maturity Date (or the first Extended Maturity Date, as applicable) of written notice of the exercise of the Extension Privilege, (ii) the payment on or before the Maturity Date of an extension fee (the "Extension Fee") equal to five tenths of one percent (0.5%) of the Construction Loan Amount on or before the Maturity Date or the First Extended Maturity Date, as applicable, (iii) confirmation, to Lender's satisfaction that the Project has achieved a minimum
                           1.30 DSCR over the preceding continuous twelve-month operating period, (iv) continued satisfaction of the appraisal requirements set forth herein, (v) delivery and approval of an updated title report, (vi) delivery and approval of estoppels from the Project manager and franchisor and (vi) delivery and approval of such other updated reports or information as Lender shall reasonably request.

                  4.       Amortization/Payments.

                           a. Subject to Lender's acceleration rights upon a default and Borrower's right to prepay the Construction Loan, for the first eighteen
                                    (18) months of the Initial Period of the Construction Loan, interest only shall be paid on a monthly basis. On and after that initial eighteen-month period, the Construction Loan shall also require monthly principal payments principal in an amount sufficient to fully amortize the principal balance of the Construction Loan over a period of twenty-five (25) years, adjusted monthly to the current interest rate, on a self-amortizing basis. Unless refinanced pursuant to a Permanent Loan or unless Borrower exercises its Extension Privilege, a balloon payment shall be due on the Construction Loan Maturity Date or Extended Maturity Date, as applicable, in an amount sufficient to pay all outstanding principal, interest and other sums due in respect of the Construction Loan.

                           b. Subject to Lender's acceleration rights upon a default and Borrower's right to prepay the Construction Loan, during any Extension Period, in addition to interest payments at the rate set forth below, the Construction Loan shall also require monthly principal payments principal in an amount sufficient to fully amortize the principal balance of the Construction Loan over a period of twenty-five (25) years, adjusted monthly to the current interest rate, on a self-amortizing basis. In addition, during any Extension Period, one hundred percent (100%) of Net Cash Flow (hereinafter defined) shall be payable on a quarterly basis. A balloon payment shall be due at the Extended Maturity Date in an amount sufficient to repay all outstanding principal, interest and other sums due in respect of the Construction Loan.

                  5. Interest Rate. The interest rate for the Construction Loan during both the Initial Period and any Extension Period shall be equal to (a) that number of basis points set forth in Exhibit A hereto plus (b) the 30-day LIBOR rate (as defined by Lender), adjusted monthly and floating over the term of the loan plus
                           (c) any Guaranty Fee. The Interest Rate shall be computed on the basis of a 360-day year, payable monthly in arrears and adjusted monthly.

                  6. Prepayments/Deferred Financing Fee. Upon the earliest to occur of repayment, maturity or acceleration of the Construction Loan, Borrower shall pay Lender a fee (the "Deferred Financing") equal to one percent (1%) of the Construction Loan Amount; provided, however, if Borrower procures a Permanent Loan through Lender (i.e., Borrower satisfies the conditions set forth herein for a Permanent Loan and does, in fact, close such loan), then the Deferred Financing Fee shall be waived.

                  7. Replacement Reserve Escrow. Commencing upon the completion of the construction of the Project, a minimum Replacement Reserve of four percent (4%) of Total Gross Revenues (hereinafter defined) from the Project shall be required to be deposited, on a monthly basis, into an escrow account in Lender's name. Borrower may request withdrawals of funds on a monthly basis to replace furniture, fixtures and equipment and other capital items.

                  8. Recourse. The Construction Loan shall be a recourse loan and shall be guaranteed (on a joint and several basis) by the Guarantor Group.

         B.       MANAGEMENT AGREEMENT/FRANCHISE AGREEMENT.

                  1. Management Agreement. Borrower must have a cancelable property management agreement (the "Management Agreement") acceptable to Lender, which, inter alia, is fully subordinate to the Construction Loan and is in form and substance acceptable to Lender. At the closing of the Construction Loan, the manager shall acknowledge the Management Agreement as being in full force and effect and will execute a consent to an assignment of such agreement to Lender. The assignment of the Management Agreement shall be in form and substance acceptable to Lender.

                  2. Franchise Agreement. For Projects which are not Company-developed Projects, Borrower must have a franchise agreement (the "Franchise Agreement") between Candlewood and Borrower. The Franchise Agreement shall be acceptable to Lender in all respects. At the closing of the Construction Loan, Candlewood, as the franchisor, shall acknowledge the Franchise Agreement as being in full force and effect and will execute a consent to an assignment of the Franchise Agreement to Lender. The assignment of the Franchise Agreement shall be in form and substance acceptable to Lender.

         C. LOAN DOCUMENTS. The following documents, executed by Borrower, unless otherwise indicated, and payable to or otherwise in favor of Lender, unless otherwise indicated, shall evidence, govern and secure the Construction Loan

                  (collectively, the "Construction Loan Documents" and individually a "Construction Loan Document"), each in form and content acceptable to Lender:

                  1. Construction Note. A promissory note (the "Construction Note") in the full amount of the Construction Loan.

                  2. Mortgage. A credit instrument and security agreement, whether a mortgage, deed of trust, trust deed or deed to secure debt (the "Mortgage") conveying a first priority lien in the Project. Among other things, the Mortgage will:

                           i) specifically provide for the waiver of the right of redemption to the extent permitted by the laws of the State in which the Project is situated;

                           ii) provide that (a) any sale or transfer of the Project or any portion thereof, (b) encumbering the Project or any portion thereof with any junior or subordinate financing, or (c) the sale, pledge or transfer of any interest in Borrower or in certain identified constituents thereof shall, at the sole election of Lender, constitute a default under the Construction Loan and shall cause the indebtedness to become and be immediately due and payable;

                           iii) contain warranties and representations that the Project is free of any hazardous or toxic materials or waste and that Borrower will indemnify and hold Lender harmless from all loss, cost, damage, claim and expense incurred by Lender with respect thereto;

                           iv)      contain general warranties and
                                    representations regarding: title to the
                                    Project; organization and good standing of Borrower; corporation, partnership or limited liability company authority, as the case may be; enforceability of loan documents; accuracy of financial information; issuance of permits, licenses and approvals as to construction, use, occupancy and operation of the Project; no encroachments by or upon the Project; accuracy of survey; zoning land use and compliance with all laws; full force and effect of the Mortgage; full force and effect of Management Agreement and Franchise Agreement; no conflicts or violations with other agreements; no governmental approvals required; no pending litigation; single purpose entity; no material adverse change; ERISA; and such other representations and warranties as Lender shall reasonably require;

                           v) contain the following affirmative covenants: compliance with all laws; payment of taxes and insurance premiums; property, casualty, liability and other insurance, maintenance and repair of the Project; inspection of and access to the Project; estoppel certificates, including estoppels from the franchisor and manager; customary further assurances; and such other covenants as Lender shall reasonably require;

                           vi) contain Lender's usual and customary negative covenants, including, without limitation, prohibitions on: liens and encumbrances; additional indebtedness;
                                    transfers of interests in Borrower, the
                                    Principals, the Guarantors or in the
                                    Project; changes in the use of the Project;
                                    change in location of principal place of business; change in state of incorporation; changes in the Franchise Agreement; changes in the Management Agreement; and such other prohibitions as Lender shall reasonably impose;

                           vii) require monthly deposits, into one or more non-interest bearing escrow accounts maintained in Lender's name, equal to 1/12th of the annual real estate taxes and assessments levied against the Project and 1/12th of the annual insurance premiums for insurance policies issued with respect to the Project;

                           viii) require Borrower and the rest of the Guarantor Group to deposit with Lender the financial information set forth on Exhibit B hereto during the term of the Loan;

                           ix) permit Lender to conduct an independent audit of the Project and the related financial statements at its own expense at any time. In the event that an error in excess of 2% of either total revenues or total expenses is discovered, the cost of the audit will be borne by Borrower;

                           x) contain Lender's usual and customary default provisions, including, without limitation, the defaults set forth on Exhibit C hereto (an "Event of Default"):

                           xi) if not set forth in the Construction Note, require in the event that any payment of principal, interest, taxes and/or insurance due under the Loan is not made on the stated maturity date or within five (5) days after any installment due date, a late charge of five percent (5%) of such payment shall automatically become due to Lender. This charge shall be in addition to all other rights and remedies available to Lender upon occurrence of an Event of Default under the loan documents. Upon Borrower's default in the making of any payment under the Construction Loan, such unpaid amount (including the entire Construction Loan balance after an acceleration) shall bear interest at an annual rate equal to the lesser of (i) five percent (5%) over the variable non-default interest rate set forth in the Construction Note or (ii) the maximum amount allowed by law until paid; and

                           xii)     be cross-collateralized with loans
                                    previously made to affiliates of Candlewood or Borrower (the "Cross-Collateralized Indebtedness").

                  3. Assignment. Assignment of Leases and Profits representing a present absolute assignment to Lender of all hotel profits and proceeds and all present and future leases, and other occupancy agreements, rents, security deposits, permits, revenues and income of all or any part of the Project (the "Leases"), all guarantees thereof and all rent and other sums payable thereunder, with a license to collect such rents, revocable upon an Event of Default under any of the Construction Loan Documents, being granted to Borrower.

                  4. Security Agreement. Security Agreement and Financing Statements pursuant to the Uniform Commercial Code of the State in which the Project is situated constituting a valid first priority security interest, free of chattel mortgages, security agreements, conditional sales contracts and other liens or title retention arrangements covering all personal property now or hereafter used in connection with the Project (other than personal property leased pursuant to leases for which Lender has given its prior written approval), including, without limitation, all intangibles and personal property, all accounts receivable, trademarks, tradenames, franchise rights, the tax escrow, the insurance escrow, insurance policies and proceeds, condemnation awards, all permits and licenses (including without limitation, all food and beverage licenses), all other deposits, rights, and action with respect to the Project, and furnishings, fixtures, equipment and articles of personal property now or hereafter affixed to or used in the management, maintenance and operation of the Project. Borrower shall also execute and deliver such UCC Financing Statements as Lender's counsel may request.

                  5. Assignment of Construction Agreements, Plans and Property Agreements. Assignment of Construction Agreements, Plans and Property Agreements affecting the Project, including, but not limited to, architectural contracts for the design and periodic inspection of the Project and contracts for the construction of the Project, which agreement shall be acknowledged and agreed to by all third parties deemed necessary by Lender, including the architect and the general contractor.

                  6. Collateral Assignment. A collateral assignment of all licenses (including all food and beverage licenses), permits, contracts, and warranties issued with respect to the Project, including, but not limited to, the Management Agreement and Franchise Agreement, which assignment shall be acknowledged and agreed to by all third parties deemed necessary by Lender, including the manager and franchisor.

                  7. Building Loan Agreement. Building Loan Agreement, which shall, among other things, govern all disbursements of Construction Loan proceeds, including whether such disbursements shall be made through a construction escrow agreement established with the Title Company (hereinafter defined), and shall set forth all Lender requirements for the Project budget, retainage requirements, the opening of the Construction Loan, the initial disbursement of the proceeds thereof, and all subsequent disbursements thereof.

                  8. Indemnification Agreement. Indemnification Agreement executed by the Guarantor Group and indemnifying Lender, on a joint and several basis, with respect to hazardous materials or waste with respect to the Project.

                  9. Guaranty Agreement. Guaranty Agreement, as described in Section I.A above, executed by the Guarantor Group in favor of Lender.

                  10. Replacement Reserve Agreement. A security agreement in favor of Lender governing the terms of the escrowed Replacement Reserve.

                  10. Opinion. An attorney's opinion, in such form and content as Lender shall reasonably require.

                  11. Miscellaneous. Such other certifications and documents as Lender shall reasonably require.

         D. CONDITION OF TITLE TO PROJECT. The Mortgage shall establish a first and valid lien upon the Project, the validity and priority of which shall be insured by a mortgagee title insurance policy in a form acceptable to Lender ("Title Policy"), issued by a title insurance company ("Title Company") acceptable to Lender:

                  1. Subject only to such exceptions and exclusions to title as may be acceptable to Lender and its counsel;

                  2. Providing for the issuance of "interim certifications" or "down date endorsements" setting forth that the amount of Construction Loan proceeds disbursed from time to time is not subordinate to the lien or any person, firm, corporation or other entity, furnishing or supplying services, labor or material to or for the benefit of the Project; and

                  3. Containing, or providing for the issuance of such other endorsements, co-insurance and/or reinsurance agreements as Lender may reasonably require (Borrower expressly acknowledging that for a particular Project or Borrower, Lender may deem it necessary in the exercise of its reasonable judgment, to obtain certain endorsements that require the payment of an additional title premium, including a zoning endorsement, "comprehensive" endorsement and/or "non-imputation" endorsement).

         E. SURVEY OF THE PROJECT. Borrower shall furnish Lender a plat of survey prepared by a surveyor licensed in the State in which the Project is situated ("Plat of Survey"), certified as having been prepared for Lender and Borrower, satisfying all ALTA survey requirements and incorporating and indicating:

                  1. The boundary lines and legal description of the Project;

                  2. The location of all recorded or unrecorded easements for utilities, ingress and egress, or for whatever other purpose, affecting the use or enjoyment of the Project, identifying all recorded easements by recordation number if recorded;

                  3. Identifying by recordation number, all matters of record affecting the Project capable of being located and identified on the Plat of Survey, such as building set back lines, building height restrictions and the like;

                  4. The location of adjacent streets, alleys and public ways, identifying each of such streets, alleys and public ways as being either public or private;

                  5. Ingress and egress to and from public roads and highways; and

                  6. The lack of encroachment of any improvement within the Project over and upon easement areas or adjacent land and encroachments, if any, of improvements situated on adjacent land over and upon the Project.

                  7. Upon completion of the foundations of the Project, Borrower shall furnish a so-called "foundation" survey.

                  8. Upon completion of the Project, Borrower shall furnish a so-called "as built" survey.

                           All data, legends and information set forth on the Plat of Survey shall be satisfactory in form and content to Lender and shall establish, to Lender's satisfaction that the value of and title to the Project is not materially diminished or adversely affected thereby.

         F. CONSTRUCTION OF THE PROJECT - OPENING OF CONSTRUCTION LOAN. The Construction Loan shall be opened, and the initial disbursement of Construction Loan proceeds made on or before Projected Closing Date as set forth on Exhibit A. The construction of the Project shall commence no sooner than ten
                  (10) days after the actual Closing Date and shall be completed on or before twelve (12) months after the actual Closing Date or, if such construction is delayed by a Force Majeure (hereinafter defined) cause, on or before fifteen (15) months from the actual Closing Date (unless further extended by Lender, in its sole discretion, following receipt from Borrower of a detailed explanation as to why additional Force Majeure delay should be justified), all in strict compliance with the plans and specifications approved by Lender under the Building Loan Agreement.

         G.       FURNITURE, FIXTURES AND EQUIPMENT.

                  1. Schedule. Upon completion of the construction of all improvements in accordance with the Building Loan Agreement, Borrower shall furnish to Lender a detailed schedule, satisfactory in form and substance to Lender, of all personal property, furniture, fixtures and equipment ("FF&E") which will be used in the ownership and operation of the Project.

                  2. UCC Security Interest. Lender shall require a first lien on all personal property, fixtures and equipment now or hereafter used in the operation of the Project (other than personal property leased pursuant to leases for which Lender has given its prior written approval), with necessary security agreements and Uniform Commercial Code Financing Statements to be executed and filed with the appropriate county and/or state offices, all as provided in Section II.C.5 hereof. Borrower agrees to furnish continuation statements at required intervals. Lender is to receive satisfactory evidence that Lender's lien on said personal property, fixtures and equipment is a first and prior lien.

         H. TECHNICAL REPORTS. Following the issuance of the Commitment by Lender, the following items (collectively, the "Technical Reports") shall be obtained by Lender from firms and on specifications acceptable to Under in its sole discretion:

                  1. An appraisal of the Project satisfactory in substance and form to Lender (the "Appraisal") prepared at Borrower's expense by a qualified appraiser designated by and satisfactory to Lender, estimating the Project's market value upon completion and upon projected stabilization.

                  2.       A binding commitment for the Title Policy.

                  3.       The Plat of survey.

                  4. An environment assessment (the "Environmental Assessment") of the Project and such other environmental examinations and assessments deemed necessary by Lender in its sole discretion.

                  5. A market study relating to the feasibility of the Project.

                  6. A plan and cost review prepared by Lender's consulting engineer.

                  7. Such other due diligence reports or reviews of the Project deemed necessary of Lender in its sole discretion. The obligation of Lender to close and fund the Construction Loan shall be subject to the receipt and approval by Lender of each of the Technical Reports, in form and substance satisfactory to Lender in its sole discretion.

         I. ATTORNEY'S FEES, CONSULTANT'S FEES, DEFERRED FEE AND OTHER COSTS AND EXPENSES:

                  1. Borrower shall reimburse Lender for the following expenses incurred by Lender on behalf of Borrower in connection with the Construction Loan:

                           i. All Lender's reasonable attorney's fees and costs, whether in-house or outside counsel;

                           ii. All fees and costs of architects, engineers and environmental consultants engaged by Lender with respect to the Project; and

                           iii.     All fees and costs of the Technical Reports.

                  2. It is acknowledged and agreed that the Expense Deposit referred to on page 1 of this Application is intended to defray the cost of the items described above; provided, however, to the extent such Expense Deposit is insufficient to pay in full such sums, Borrower shall satisfy all such sums at the closing of the Construction Loan.

         J. CLOSING CONDITIONS. In addition to those more detailed closing conditions set forth in the Building Loan Agreement, Lender's obligation to fund and close the Construction Loan shall be conditioned upon, and subject to satisfaction of each of the following conditions:

                  1. Compliance. As a condition of opening the Construction Loan and throughout the term thereof, the Project and its use for the purpose contemplated herein must be in compliance with all applicable federal, state and local laws, rules, regulations and ordinances. Prior to opening the Construction Loan, Borrower shall furnish Lender the original building permit or a true copy thereof and other certifications, permits and licenses of appropriate governmental authorities evidencing compliance with all zoning, building, environmental and other applicable laws, rules, regulations and ordinances.

                  2. Hazardous Materials. There must not be present on, in or under the Project any asbestos, PCB's hazardous wastes or other hazardous or toxic materials and Lender must be furnished a written report from an environmental engineer acceptable to Lender certifying that no such materials are presently located on, in or under the Project. In the event of the discovery of any such materials, Lender shall not be obligated to make the Construction Loan.

                  3. Plans and Specifications. Four (4) complete sets of the plans and specifications for the Project, and related landscaping, must be submitted to Lender for review and approval. Lender shall retain, at Borrower's expense, an architect/engineer of Lender's choice to perform various services on behalf of Lender, including reviewing the plans and specifications, reviewing the construction budget and making monthly inspections of the Project during the term of the Construction Loan. The report of the architect/engineer must be satisfactory to Lender in all respects.

                  4. Utilities. Borrower shall have delivered to Lender letters or certificates from the appropriate governmental authorities (which letters or certificates shall state the expiration date, if any, thereof) evidencing the availability, capacity and suitability of electric, gas, telephone, water, sanitary sewer and storm water drainage services needed to service properly the Project for its intended use, and stating that no condition exists which affects Borrower's rights to service by said utilities.

                  5. Appraisal. Prior to closing the Construction Loan, Lender shall be furnished the Appraisal, which Appraisal shall be subject to the review and approval of Lender's in-house MAI appraiser and which Appraisal shall indicate an "as completed" value and an "as stabilized" value, each acceptable to Lender in its sole discretion. Borrower acknowledges and agrees that the "as stabilized" value of the Project is a true and accurate reflection of the Project's fair market value. Borrower further acknowledges that Lender is relying primarily on this valuation of the Project (rather than the "as completed" valuation) in determining whether this underwriting requirement for the Construction Loan has been satisfied.

                  6. Flood Hazard Insurance. Lender shall be furnished evidence satisfactory to it that the Project is not situated in a special flood hazard area as designated by the Federal Insurance Administration. In the event the Project has been designated as being in a flood hazard area, Lender shall have the option of either declining to make the Construction Loan or requiring Borrower to obtain adequate flood insurance.

                  7. Insurance. Lender shall be furnished evidence satisfactory to it that the Project is insured for fire and extended coverage in amounts acceptable to Lender on a Builder's All Hazard Risk Completed Value form (nonreporting), is subject to employer's liability and workman's compensation insurance, and is subject to general public liability coverage and other appropriate insurance, each in amounts acceptable to Lender. Such coverage shall be placed with insurance companies acceptable to Lender with a standard mortgagee endorsement in Lender's favor. At Lender's option the originals of all such policies shall be deposited with Lender.

                  8. Other Insurance. At Lender's sole option, Lender may require Borrower to obtain earthquake and/or sink-hole insurance if applicable to the Project.

                  9. Payment and Performance Bonds. Lender may, at its election, require payment and performance bonds for the general contractor and for certain key subcontractors and materials suppliers, with such bond(s) being in such amount, from such surety and in form and content as are reasonably acceptable to Lender. All such bonds shall contain a dual obligee rider naming Lender as a co-obligee. Lender may waive this bonding requirement for some or all non-material subcontracts (e.g., those that are not for foundation, plumbing, electrical, etc.) and/or for the general contractor.

                  10. Approval of Contractor, Construction Budget and Schedule. Lender shall have reviewed and approved the proposed general contractor and the general contractor's agreements with Borrower, key subcontractors and material suppliers, the proposed construction budget and the proposed construction schedule.

                  11. Selection of Legal Counsel. Lender shall require representation of Lender by attorneys of its choice in the preparation and review of the Construction Loan, Commitment, Permanent Loan documents and all other legal matters related hereto. All reasonable fees and costs for such attorneys shall be paid by Borrower.

                  12. Payment of All Closing Costs by Borrower. Borrower agrees to pay all taxes and assessments due on the date of closing and within 30 days thereafter, all recording fees, registration taxes, title insurance premiums, appraisal fees, engineering fees, and all other costs in connection with the negotiation of and closing of the Construction Loan, Commitment and Permanent Loan.

                  13. Equity Requirement. The initial equity requirement from Borrower is as shown on Exhibit A. The Construction Loan at all times during the term shall be in balance. Borrower agrees to deposit with Lender at any time as Lender shall determine the Construction Loan is not in balance, equity in an amount necessary to meet, in Lender's determination, all construction, financing and leasing costs required to complete the Project or otherwise required to support the Project until it has achieved a positive net cash flow and is fully supporting itself. Borrower's equity contributions shall be expended prior to disbursements under the Construction Loan.

                  14. Construction Loan Documents. All of the Construction Loan Documents and title documents executed and delivered in connection with the closing of the Construction Loan, all title policies and surveys, all Borrower organizational documents, all legal opinions, all insurance policies and coverage and insurance companies, all required evidence of compliance with all applicable laws and regulations, and all other evidence, information and material required by Lender or its counsel, shall be in form, scope and substance reasonably satisfactory to Lender's counsel, who must approve title to the Project, the legality, validity and enforceability of all documents pertaining to the Construction Loan, all proceedings in connection therewith and all other matters relating to the Construction Loan and the closing thereof.

                  15. Damage, Condemnation or Similar Proceedings. Since the date of the last inspection of the Project by Lender, no portion of the Project shall have been damaged and not repaired to Lender's satisfaction, or shall have been taken in condemnation or other similar proceedings (and no such proceedings shall be pending). Since the date of the last inspection of the Project by Lender, no change in the structure or physical condition of the Project shall have occurred.

                  16. Insolvency, Material Adverse Change. None of Borrower, or any general partner of Borrower, or any Principal, or any Guarantor shall be the subject of any bankruptcy, reorganization, insolvency or other similar proceeding. A material adverse change in the financial condition of any of the Guarantor Group shall not have occurred since the date the financial data and documentation relating to such persons was most recently furnished to Lender.

                  17. Default. No default shall have occurred and be continuing in the performance of any obligation of Borrower, its Principals or the Guarantors which would be deemed an Event of Default under the Construction Loan Documents if they were in effect. There shall exist no other fact, event or disclosure in connection with the Construction Loan that reasonably can be expected to cause the Construction Loan to become delinquent or materially adversely affect the Construction Loan or the Project.

                  18. Action, Suit or Proceeding. No uncorrected notice of violations of any municipal ordinances shall have been filed against the Project by any municipal department. No action, suit or proceeding judicial, administrative or otherwise shall be pending against or affecting Borrower, the Principals, the Guarantors or the Project which could have a material adverse effect on any thereof.

                  19. Reports, Submissions. All reports and submissions to Lender by Borrower or Borrower's third party vendors or consultants in connection with the Project, including, without limitation, the Technical Reports shall be certified and addressed to Lender's satisfaction and shall have been approved by Lender.

                  20. Management Agreement, Franchise Agreement. The Management Agreement and the Franchise Agreement (if applicable) shall be in full force and effect, shall be subordinate to the Construction Loan, shall be assigned to Lender and shall be otherwise acceptable to Lender.

                  21. Doubletree Guaranty. If set forth on Exhibit A, the Doubletree Guaranty shall be in full force and effect and Schedule 1 to the Doubletree Guaranty shall be fully executed and supplemented to specifically include the Project identified on Exhibit A within such Guaranty. For Projects requiring the Doubletree Guaranty, Borrower acknowledges that Doubletree is receiving the Guaranty Fee as fair consideration for Doubletree agreeing to enter into the Doubletree Guaranty. The parties hereto acknowledge that the Doubletree Guaranty shall not be required for Company-developed Projects for which the Construction Loan Amount does not exceed the lesser of (a) seventy percent (70%) of the Approved Project Costs (b) sixty-five percent (65%) of the "as stabilized" market value of the Project, as reflected in the Appraisal.

                  22. Timely Performance. Each of the requirements contained in this Application to be performed by Borrower and each term and condition herein is material to Lender's obligation to make the Construction Loan and such obligation is specifically conditioned upon the full and complete performance or satisfaction of each and every requirement, term and condition hereof. Time is of the essence of this Application; and in the event that Borrower fails to perform any of the requirements contained in this Application or any term or condition is not satisfied on or before the Closing Date, such failure shall terminate Lender's obligation to make Construction Loan. In the event Lender's obligations under any Commitment issued pursuant hereto shall terminate due to Borrower's failure to comply with or breach of any provision of the Commitment, Lender shall retain the Commitment Fee, the deposit made to cover its underwriting expenses and, to the extent set forth above, the Expense Deposit.

                  23. Interpretation. All of Borrower's representations and agreements and all other terms and conditions contained in this Application are material conditions to the making and opening of the Construction Loan and Commitment, making the initial disbursement and all subsequent disbursements of the Construction Loan proceeds and are established for the protection of Lender. Lender may, at its sole option, waive any such condition and Lender shall have no liability to anyone for failing to enforce any such condition.

III. PERMANENT LOAN. In the event the Construction Loan on or before six (6) months prior to the Maturity Date or the Extended Maturity Date, as applicable, satisfies the Permanent Loan Criteria, subject to the terms and conditions set forth in this Article III, Lender shall refinance the Construction Loan.

         A. LOAN AMOUNT, TERM, AMORTIZATION, INTEREST RATE, PREPAYMENT, NONRECOURSE

                  1. Permanent Loan Amount. The Permanent Loan shall be in an amount equal to no more than the full amount of the Construction Loan, subject to Lender's then current hotel underwriting standards and practices. Lender at its sole discretion may waive this limitation. As reflected in the definition of "Permanent Loan Criteria" below, the Permanent Loan Amount must be consistent with a minimum 1.40 DSCR.

                  2. Term. The term of the Permanent Loan shall be up to twenty-five (25) years in accordance with Lender's then-applicable underwriting standards and practices for loans and borrowers of this type.

                  3. Amortization/Payments. Subject to Lender's acceleration rights upon a default and Borrower's right to prepay the Loan, the Permanent Loan shall be amortized over a period of up to twenty-five (25) years (or applicable loan term, if shorter) in level monthly payments of principal and interest.

                  4. Interest Rate. The interest rate for a Permanent Loan shall be the long-term fixed rate hotel loan spreads over the relevant Treasury index then being offered by Lender for its conduit program for loans of this type.

                  5. Prepayments. For a Permanent Loan, Borrower may prepay the loan in part or in full, but only with the prior written consent of Lender and also subject to "yield maintenance" to compensate Lender for the loss, cost and expense incurred by Lender as a result of such prepayment. As used herein, the term "yield maintenance," shall be based upon a twenty-year amortization schedule payable until the earlier to occur of (i) six months prior to the scheduled Permanent Loan maturity or (ii) 15 years.

                  6. Replacement Reserve Escrow. A minimum Replacement Reserve of four percent (4%) of total gross revenues (as defined pursuant to and as subject to Lender's then-current underwriting criteria) from the Project shall be required to be deposited, on a monthly basis, into an escrow account in Lender's name. Borrower may request withdrawals of funds on a monthly basis to replace furniture, fixtures and equipment and other capital items. Borrower shall receive or be credited with interest on the funds held in the Replacement Reserve.

                  7. Nonrecourse. The Permanent Loan shall be non-recourse to Borrower and the Guarantor Group, except as set forth in Sections III.I and III.J below.

         B. MODIFICATION DOCUMENTS. Lender reserves the right to require that the Permanent Loan be documented by new loan documentation, opinions, certifications and the like, all acceptable to Lender in its sole discretion. To the extent that Lender chooses, in its sole discretion, to use the Construction Loan Documents, as modified and/or extended to evidence, govern and secure the Permanent Loan, the following documents, executed by Borrower, shall evidence the refinance of the Construction Loan into the Permanent Loan (collectively, the "Modification Documents" and individually a "Modification Document"):

                  1. A modification, restatement and renewal of the Construction Note, Indemnification Agreement, Mortgage and other Construction Loan Documents (other than the Guaranty Agreement), as previously modified and/or extended, containing such terms, modifications and waivers as shall be required by Lender.

                  2. Borrower shall provide a "Comfort Letter" from the franchisor under the Franchise Agreement and the property manager under the Management Agreement in a form satisfactory to Lender.

                  3.       Borrower shall provide a certificate to Lender as to
                           (i) the correctness of representations and warranties made in the Construction Loan Documents, this Application and in the Commitment, (ii) the authorization by Borrower of the execution and delivery of the Modification Documents, (iii) Borrower's financial condition as of the Closing Date, (iv) that no defaults have occurred under the Construction Loan Documents, and that Borrower has no defenses, claims or offset rights thereunder, and (v) such other matters as Lender may require in its reasonable discretion.

                  4. Such other certifications, opinions and documents as Lender shall require in its reasonable discretion.

         C. CONDITION OF TITLE TO THE PROJECT. Lender shall receive an updated Title Policy (the "Updated Title Policy") issued by the Title Company acceptable to Lender:

                  1. Showing ownership of the Project in the name of Borrower, verifying that the Mortgage, as amended by the Modification Documents, establishes a first and valid lien upon the Project, and subject only to such exceptions and exclusions to title as may be acceptable to Lender and its counsel;

                  2. Showing that construction of the improvements on the Project has been completed free and clear of all mechanic's and materialmen's liens;

                  3. Containing or providing for the issuance of an "as built" zoning endorsement and such other endorsements, co-insurance and/or reinsurance agreements as Lender may require.

         D. SURVEY OF THE PROJECT. Borrower shall furnish Lender a satisfactory "as-built" survey (the "As-Built Survey") showing the completed improvements and contained all of the information set forth in Section II.E hereof.

         E.       FURNITURE, FIXTURES AND EQUIPMENT.

                  1. Updated Schedule. Borrower shall provide an updated detailed schedule satisfactory in form and substance to Lender of all FF&E which is being used in the operation of the Project.

                  2. UCC Security Interest. Lender shall require a first lien on all personal property, fixtures and equipment now or hereafter used in the operation of the Project, with necessary security agreements and Uniform Commercial Code Financing Statements to be executed and filed with the appropriate county and/or state offices. Borrower agrees to furnish continuation statements at required intervals. Lender is to receive satisfactory evidence that Lender's lien on said personal property, fixtures and equipment is a first and prior lien.

         F. TECHNICAL REPORTS. The following items (collectively, the "Updated Technical Reports") shall be obtained by Lender from firms and on specifications to Lender in its sole discretion.

                  1. An updated appraisal of the Project (the "Updated Appraisal").

                  2.       The Updated Title Policy.

                  3.       The As-Built Survey.

                  4. An updated environment assessment (the "Updated Environmental Assessment") of the Project and such other environmental examinations and assessments deemed necessary by Lender in its sole discretion.

                  5. An engineer's report of the Project (the "Engineer's Report").

                  6. An updated market study relating to the feasibility of the Project.

                  7. A updated plan and cost review prepared by Lender's consulting engineer.

                  8. Such other due diligence reports or reviews of the Project deemed necessary by Lender in its sole discretion.

         The obligation of Lender to close and fund the Permanent Loan shall be subject to the receipt and approval by Lender of each of the Updated Technical Reports, in form and substance satisfactory to Lender in its sole discretion.

         G. ATTORNEYS FEES, CONSULTANTS FEES, DEFERRED FEE AND OTHER COSTS AND EXPENSES.

                  1. In addition to the Commitment Fee set forth above, Borrower agrees to pay Lender, at the closing of the Permanent Loan, a fee equal to one percent (1%) of the Permanent Loan amount as compensation for making the Permanent Loan. Such fee shall be earned upon Lender's funding of the Permanent Loan.

                  2. Borrower shall also reimburse Lender for the following expenses incurred by Lender on behalf of Borrower in connection with the Permanent Loan:

                           i. All Lender's reasonable attorney's fees, whether in-house or outside counsel;

                           ii. All fees of architects, engineers and environmental consultants engaged by Lender with respect to the Project; and

                           iii.     All costs of the Updated Technical Reports.

         H. CLOSING CONDITIONS. Lender's obligation to fund and refinance the Construction Loan with the Permanent Loan shall be conditioned upon and subject to satisfaction of each of the following conditions:

                  1. Compliance. As a condition of refinancing the Construction Loan with the Permanent Loan and throughout the term thereof, the Project and its use for the purpose contemplated herein must be in compliance with all applicable federal, state and local laws, rules, regulations and ordinances. Borrower shall furnish Lender with copies of all applicable permits and licenses required for the use and operation of the Project, including, without limitation any certificates of occupancy or similar evidence of completion and other certifications of appropriate governmental authorities evidencing compliance with all zoning, building, environmental and other applicable laws, rules, regulations and ordinances. If the Project is a legal nonconforming use property, Lender must be satisfied, in its sole discretion, that either (i) in the event of a casualty, the improvements may be rebuilt without any loss or decrease in the number of rooms or any modification in the use of the Project, or (ii) that Borrower has obtained ordinance insurance covering this risk in a manner acceptable to Lender.

                  2. Completion and Operation. The Project shall have been completed in accordance with the original approval plans and specifications and shall have been open for business for a period of at least twelve (12) continuous, stabilized months.

                  3.       1.40 DSCR. The Project shall have achieved a minimum
                           1.40 DSCR over a continuous, stabilized twelve-month operating period.

                  4. Hazardous Materials. There must not be present on, in or under the Project any asbestos, PCB's hazardous wastes or other hazardous or toxic materials and Lender must be furnished and have approved the Updated Environmental Assessment.

                  5. Flood Hazard Insurance. Lender shall be furnished evidence satisfactory to it that the Project is not situated in a special flood hazard area as designated by the Federal Insurance Administration.

                  6. Insurance. Lender shall be furnished evidence satisfactory to it that the Project is insured for fire and extended coverage and is insured for public liability coverage, in each case in amounts and on forms acceptable to Lender. Such coverage shall be placed with insurance companies acceptable to Lender with a standard mortgagee endorsement in Lender's favor. At Lender's option the originals of all such policies shall be deposited with Lender.

                  7. Other Insurance. At Lender's sole option, Lender may require Borrower to obtain earthquake and/or sink-hole insurance if applicable to the Project.

                  8. Selection of Legal Counsel. Lender shall require representation of Lender by attorneys of Lender's choice in the preparation and review of the Modification Documents or other Permanent Loan documents and all other legal matters related to the Permanent Loan. All reasonable fees and costs for such attorneys shall be paid by Borrower.

                  9. Payment of All Closing Costs by Borrower. Borrower agrees to pay all taxes and assessments due on the date of closing and within 30 days thereafter, all recording fees, registration taxes, title insurance premiums, appraisal fees, engineering fees, and all other costs in connection with the negotiation of and closing of the Permanent Loan.

                  10. Modification Documents. All of the Permanent Loan documents and title documents executed and delivered in connection with the closing of the Permanent Loan, all title policies and surveys, all Borrower organizational documents, all legal opinions (including legal opinions then typically required by ratings agencies), all insurance policies and coverage and insurance companies, all required evidence of compliance with all applicable laws and regulations, and all other evidence, information and material required by Lender or its counsel, shall be in form, scope and substance satisfactory to Lender's counsel who must approve title to the Project, the legality, validity and enforceability of all documents pertaining to the Permanent Loan, all proceedings in connection therewith and all other matters relating to the Permanent Loan and the closing thereof.

                  11. Damage, Condemnation or Similar Proceedings. Since the date of the last inspection of the Project by Lender, no portion of the Project shall have been damaged and not repaired to Lender's satisfaction, or shall have been taken in condemnation or other similar proceedings (and no such proceedings shall be pending). Since the date of the last inspection of the Project by Lender, no change in the structure or physical condition of the Project shall have occurred.

                  12. Insolvency, Material Adverse Change. None of Borrower, or any general partner of Borrower, any Principal or any Guarantor shall be the subject of any bankruptcy, reorganization, insolvency or other similar proceeding. A material adverse change in the financial condition of Borrower, its Principals, the Guarantors or a general partner of Borrower shall not have occurred since the date the financial data and documentation relating to such persons was most recently furnished to Lender.

                  13. Default. No default shall have occurred and be continuing in the performance of any obligation of Borrower, its Principals or the Guarantors which would be deemed an Event of Default under the Construction Loan Documents. There shall exist no other fact, event or disclosure in connection with the Permanent Loan that reasonably can be expected to cause the Permanent Loan to become delinquent or materially adversely affect the Permanent Loan or the Project.

                  14. Action, Suit or Proceeding. No uncorrected notice of violations of any municipal ordinances shall have been filed against the Project by any municipal department. No action, suit or proceeding judicial, administrative or otherwise shall be pending against or affecting Borrower, the Principals, the Guarantors or the Project.

                  15. Reports, Submissions. All reports and submissions to Lender by Borrower or Borrower's third party vendors or consultants in connection with the Project, including, without limitation, the Updated Technical Reports, shall be certified and addressed to Lender's satisfaction and shall have been approved by Lender.

                  16. Management Agreement, Franchise Agreement. The Management Agreement and the Franchise Agreement shall be in full force and effect, shall be subordinate to the Permanent Loan, shall be assigned to Lender and shall be otherwise acceptable to Lender and shall be otherwise acceptable to Lender.

                  17. Permanent Loan Criteria. Each of the Permanent Loan Criteria shall have been met to the satisfaction of Lender.

                  18. Leases. Copies of all leases encumbering the Project, which leases shall be in form and substance acceptable to Lender and shall be subordinate to the Permanent Loan.

                  19. Cross Default. No default shall exist under any other loan by Lender to any affiliate of Borrower.

                  20. Rating Agency Requirements. The Permanent Loan shall satisfy all requirements of Standard & Poor's or other prominent rating agency in connection with Lender's then current conduit program for loans of this type.

         I. NON-RECOURSE. The Permanent Loan will be non-recourse to Borrower and its Principals (as determined by Lender at the time of the closing of the Permanent Loan) and Guarantors, except that the Guarantor Group, on a joint and several basis, shall hold Lender harmless from any loss, cost, expenses (including reasonable attorneys' fees), damages or liability arising from fraud or misrepresentation, gross negligence, willful misconduct, physical waste, removal or disposal of any portion of the Project, enforcement costs, misappropriation of funds, insured deductible amounts, and environmental matters. In the event (i) of a voluntary bankruptcy filing by Borrower, or any involuntary filing against Borrower or its general partner or general partners, not dismissed within 90 days (except if such involuntary action is brought by Lender), (ii) of failure to permit on-site inspections or deliver financial information as required under the loan documents, (iii) any financial information concerning Borrower or any Principal or Guarantor is fraudulent in any respect, contains any fraudulent information or misrepresents in any material respect the financial condition of such person or entity, (iv) Borrower shall fail to obtain Lender's prior written consent to any subordinate financing, (v) Borrower shall fail to obtain Lender's prior written consent to any transfer of the Project or of any direct or indirect ownership interest in Borrower where Lender consent is required under the Loan Documents or (vi) Borrower fails to remain as a single asset or single purpose entity, then the Guarantor Group shall be fully liable, or a joint and several basis, for the Permanent Loan Amount plus interest and related costs.

         J. ENVIRONMENTAL INDEMNITY. The Guarantor Group shall execute, on a joint and several basis, an environmental Indemnity Agreement in form and substance satisfactory to Lender which is not subject to limitations on recourse.

IV.      DEFINITIONS. As used herein, the following definitions shall apply.

         A. "Approved Project Costs" shall mean all direct and indirect construction costs, land costs and "soft costs" for the Project as are set forth on Exhibit D attached hereto, all to the extent approved by Lender and Borrower.

         B. "Candlewood" shall refer to Candlewood Hotel Company, Inc., a Delaware corporation, its successors and assigns.

         C. "Doubletree" shall mean Doubletree Corporation, a Delaware corporation, and its successors and permitted assigns. Doubletree is the owner of a substantial equity interest in Candlewood and as such, derives significant value from the Franchise Agreement and this Commitment.

         D. "Doubletree Guaranty" shall mean that Guaranty Agreement dated as of December 31, 1996, executed by Doubletree, as guarantor, for the benefit of Lender, together with all exhibits and schedules thereto, including without limitation, Schedule 1 thereto, which must be executed and dated by Lender and Doubletree to refer to the Project described herein.

         E. "Expenses" shall mean for any specified period, all ordinary, necessary and reasonable operating and capital expenses actually paid on a cash basis during such period and which are related to the Borrower ownership and operation of the Project during such period. Such Expenses shall include, by way of example rather than of limitation: (1) principal, interest and other debt service payments for the Lender loan secured by such Project; (2) property taxes and assessments; (3) utility charges; (4) costs of providing elevator, janitorial, trash removal and maintenance services; (5) costs of maintaining and repairing the Project; (6) management fees, overhead and expenses (of no less than four percent (4%) of gross annual revenues); (7) franchise fees of no less than five percent (5%) of gross annual revenues; (8) an equipment and property replacement reserve of no less than four percent (4%) of gross annual revenues; and
                  (9) any capital improvement costs paid by Borrower and not approved in advance in writing by Lender. Such Expenses shall not include the following: (i) any overhead of Borrower incurred in connection with the management of the Project;
                  (ii) all amounts paid to Borrower or an affiliate of Borrower in excess of amounts that would reasonably be paid in an arms-length transaction to a person or entity that is not an affiliate of Borrower; (iii) non-cash deductions of Borrower;
                  (iv) salaries or distributions paid or made to any employee, partner, officer, director or shareholder of Borrower or an affiliate of Borrower; (v) the cost of capital improvements made to the Project which are approved in advance in writing by Lender; or (vi) the cost of Borrower's federal, state or local income taxes, franchise taxes or other taxes (other than real property taxes for the Project).

         F. "DSCR" shall mean Debt Service Coverage Ratio, which shall be computed by dividing annual NOI by the annual debt service payments on the particular loan then under application from Borrower.

         G. "Force Majeure" shall mean strikes, lock-outs, riots or other labor troubles, unavailability of materials, a national emergency, any rule, order or regulation or governmental authorities, tornadoes, floods, hurricanes or other natural disasters.

         H. "Lender" shall refer to GMAC Commercial Mortgage Corporation, a California corporation, and its successors and assigns.

         I. "Guaranty Fee" shall mean that fee, if any, payable by Lender to Doubletree in accordance with the terms and provisions of the Doubletree Guaranty. The Guaranty Fee hereunder is equal to that amount set forth on Exhibit A.

         J. "Loan Amount" shall refer to the amount of financing that Lender agrees to provide to Borrower for any of the respective loans, whether the Construction Loan or the Permanent Loan. The Construction Loan Amount is set forth on Exhibit A. The respective Loan Amounts for the respective loans need not necessarily be the same amounts.

         K. "Net Cash Flow" shall mean the net cash flow from the Project for a specified period of time, as confirmed by the periodic financial and operating reports provided by Borrower under the applicable loan documents and which conforms with Lender's then-applicable underwriting criteria. It is currently anticipated that Net Cash Flow will be substantially similar to that NOI definition set forth in Section IV.L below, except that the permitted Expenses shall include a working capital reserve, held by Lender, equal to not more than two (2) months of debt service.

         L.       "NOI" shall mean

                  (a) for purposes of Lender determining whether a Project satisfies the Permanent Loan Criteria, "NOI" shall mean annual Net Operating Income as defined and determined by Lender in accordance with its then-current underwriting standards and practices for its conduit program for loans of this type, which may include, without limitation:

                           1. An allowance of no less than 4% multiplied by gross annual revenues for management fees;

                           2. An allowance of no less than 10% multiplied by gross annual revenues for the combination of marketing and franchise fees payable to Candlewood; and

                           3. An allowance of no less than 5% multiplied by gross annual revenues for a property, plant, furniture, fixture, and equipment replacement reserve; and

                  (b) for all other purposes, "NOI" shall mean Total Gross Revenue less Expenses, all to the extent confirmed by the periodic financial and property reporting and audit requirements set forth in the applicable loan documents.

         M. "Permanent Loan Criteria" shall refer to a Project which at the specified date, not later than the maturity of the Construction Loan (including any Extension Periods) meets, in GMAC's sole discretion, Lender's then current conduit origination and underwriting standards, including but not limited to (i) DSCR equal to or greater than 1.4 and (ii) the ratio of the applicable Loan Amount to the market value of the Project as determined by an acceptable appraisal dated within 30 days of such determination, shall not be greater than 75%.

         N. "Project" shall refer to a Candlewood hotel identified on Exhibit A.

         0. "Total Gross Revenue" shall mean any specified period, all revenue received on a cash basis during such period from all sources related to the Project, including without limitation, all rents, issues, profits, revenues, accounts, accounts receivable and other income and proceeds from the use or occupancy of hotel rooms, conference rooms and other public facilities at the Project, all parking revenue, proceeds from any business interruption insurance, condemnation awards from a temporary taking, refunds, license, lease and concession fees and rentals, income from vending machines, health club membership fees, food and beverage sales, wholesale and retail sales of merchandise and equipment, service charges, and proceeds of business interruption and other loss of income insurance; provided, however, Gross Revenues shall not include the following: (i) gratuities to employees, (ii) federal, state or municipal excise, sales, use or similar taxes collected directly from patrons or guests or included as part of the sales price of any goods or services, (iii) insurance proceeds (other than proceeds from business interruption or other loss of income insurance), (iv) condemnation proceeds (other than for a temporary taking), (v) proceeds from any sale of the Project or from a refinancing of any debt encumbering the Project, (vi) proceeds from any disposition of furniture, fixtures and equipment no longer necessary for the operation of the Project; (vii) or interest accruing on amounts deposited in any FF&E or other reserve account.

         V.       MISCELLANEOUS.

                  A. Publicity. In the event the Construction Loan closed, Lender shall have the right to issue press releases, advertisements and other promotional materials describing in general terms Lender's participation in such transaction.

                  B. Sole Discretion of Lender. Wherever pursuant to this Commitment (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, the determination that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

                  C. Candlewood's Representations. Candlewood, on behalf of itself and on behalf of its Borrowers, acknowledges that Lender is relying upon both the truthfulness and completeness of all information, documents and statements made or delivered in connection with the Construction Loan or contained in this Application and any supplements or amendments hereto. Candlewood represents that all such documents, information and statements are true and complete to the best of Candlewood's knowledge and belief and are made for the purpose of securing financing from Lender. Candlewood further agrees to notify Lender of any material changes in connection with such information, documents and statements.

                  D. Termination. If Lender issues a Commitment, Lender shall have the option, in its sole discretion, to terminate the Commitment for the Construction Loan, or, if the Construction Loan has already been funded, for any Extension Period and for the Permanent Loan, by written notice to Borrower if there has been or there exists: (1) any material misrepresentation, misstatement or omission; (2) any material error in any factual data submitted; (3) any material adverse change in the state of facts indicated herein or in any document delivered in connection with the Construction Loan, this Loan Application or the Commitment; (4) substantial or unrepaired damage to the land or improvements forming portions of the Project; (5) conditions that make the buildings on the Project untenable; (6) an insolvency, bankruptcy, appointment or receiver of or for, or a similar event affecting, or the incapacitation of, Borrower or any Principal or any Guarantor; and (7) any default under the Construction Loan, the Management Agreement and/or the Franchise

                           Agreement which is not remedied before the expiration of any applicable cure period.

                  E. Insurance. Any and all insurance coverage required hereunder (i) shall be provided by an insurance company that (a) has a claims paying ability or general policyholder's rating of AA- or better from Standard & Poor's or Duff & Phelps, Aa3 or better from Moody's or A- or better from A.M. Best, (b) a financial size rating of X or better from A.M. Best or a policyholders' surplus of $500 million or more and (c) is in any event satisfactory to Lender in its sole discretion, (ii) shall name Lender and any other parties designated by Lender as loss payees or additional insureds and (iii) shall provide for such deductibles and be in such form and on such other terms as may be required by Lender in its sole discretion.

                  F. Counterparts. This Application may be executed in any number of counterparts and by different parties in separate counterparts, each of which when executed and delivered shall be deemed an original and all of which counterparts taken together shall constitute but one and the same instrument. Execution and delivery of this Application may take place by exchange of facsimile signature pages (provided receipt of transmission confirmation is obtained).

                  G. Broker. Lender shall be under no obligation for payment of any brokerage commission or fee of any kind with respect to this Application and, by its acceptance of this Application, Candlewood, on its behalf and on behalf of its Borrowers, agrees to pay the fees and commissions of any broker retained by or on its behalf, and Candlewood, on its behalf and on behalf of its Borrowers, agrees to indemnify, save harmless and defend Lender from and against any and all claims for brokers' or finders' fees and commissions in connection with the negotiation, execution and consummation of the Construction Loan and this Application, including Lender's counsel's fees and expenses relating to such claims.

                  H. Governing Law. This Application shall be governed by the laws of the United States of America and the internal laws of the Commonwealth of Pennsylvania.

                  I. Waiver. The provisions of this Application cannot be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced. This Application is for the benefit only of the parties hereto and no third party shall have any interest herein or in the proceeds of the Loan. This Application sets forth the entire agreement among Candlewood, its Borrower and Lender and all other prior or contemporaneous agreements shall be deemed to have merged herewith and to be superseded by this Application except to the extent that they have been expressly incorporated herein.

                  J. Assignability. This Application, the proceeds of the Construction Loan, Permanent Loan, or any one or more of the foregoing, shall not be assignable by

                           Candlewood, its Borrowers or any other person or entity without Lender's prior written consent. Candlewood and the Principals recognize that Lender may (i) fund the Loan through an affiliate, (ii) sell or transfer interests in the Loan and the Loan Documents related thereto to one or more participants or special purpose entities, (iii) pledge Lender's interests in the Loan and the Loan Documents as security for one or more loans obtained by Lender or
                           (iv) sell or transfer Lender's interests in the Loan and the Loan Documents in connection with a securitization transaction, in each case, at no cost to Borrower, and that all documentation, financial statements, appraisals, reports and other data, or copies thereof, related to this Application, the Commitment, Borrower, the Principals, the Guarantors, the Project or the Loan may be exhibited to and retained by any party that is reviewing the Loan for the purposes of purchasing, valuing or rating. To the extent that Lender assigns all of its rights and interests in the Construction Loan prior to the completion of all disbursements to be made thereunder, Lender shall remain liable for such outstanding disbursements to the extent not properly made by the new holder of the Construction Loan.

                  K. Confidentiality. This Application is being furnished to Candlewood on a confidential basis and Candlewood shall not reproduce, use, distribute or disclose this Application or the terms and provisions hereof to third parties (or permit the reproduction, use, distribution or disclosure of this Application or the terms and provisions hereof to third parties), in whole or in part, except (i) with Lender's prior written consent or (ii) to Candlewood's attorneys, accountants and consultants; provided, however, that Candlewood shall cause all such attorneys, accountants and consultants to keep this Application and all information contained herein confidential. All copies and drafts hereof shall remain the sole property of Lender and, if not so accepted, all copies and drafts hereof are to be immediately returned to Lender.

                  L. Notices. Any and all notices required or agreed to be given pursuant to this Application or the Commitment shall be sufficient if in writing and mailed by United States Certified or Registered Mail, postage prepaid, addressed to Lender and Borrower as follows:

                           If to Candlewood or its Borrowers at:

                                    9342 East Central
                                    Wichita, KS 67206
                                    Attention: Warren D. Fix,
                                               Executive Vice President

                           If to Lender, at:

                                    100 South Wacker, Suite 400
                                    Chicago, IL 60606
                                    Attention: Vacys Garbonkus,
                                               Senior Vice President
                                       and

                                    8614 Westwood Center Drive, Suite 630
                                    Vienna, Virginia 22182-2233
                                    Attention: David B. Post,
                                               Senior Vice President

                           All notices shall be deemed to have been received three (3) days following the postmark dates thereof.

                  M. Jury Waiver. Candlewood, on its behalf and on behalf of its Borrowers, now waives and agrees to waive in the Construction Loan Documents, the Modification Documents and any other loan documents governing the loans addressed in this Application, the right to trial by jury in connection with any dispute arising under this Application, any Commitment, or in connection with the Construction Loan or the Permanent Loan.

                  N. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

                  O. Inapplicable Provisions. If any term, covenant or condition of this Application is held to be invalid, illegal or unenforceable in any respect, this Application shall be construed without such provision.

                  P. Time of Essence. Time is of the essence of this Application and of each and every term, covenant and condition herein.

                  Q. Inconsistency/Ambiguities. To the extent there is or is deemed to be any inconsistency or ambiguity between the terms and provisions of this Application and the terms and provisions of the Note, Mortgage, Building Loan Agreement or other Loan Documents following the execution and delivery of such Loan Documents, the terms and provisions of such Loan Documents shall govern and control over any contrary, inconsistent or ambiguous term contained in this Application.

APPLICANT ACKNOWLEDGES THAT (I) THE RECEIPT BY LENDER OF THIS LOAN APPLICATION, THE PROCESSING OF THIS LOAN APPLICATION BY LENDER, THE ORDERING OF ANY APPRAISAL OR ANY ENGINEERING, ENVIRONMENTAL, ARCHITECTURAL OR OTHER REVIEW, ASSESSMENT OR REPORT, OR THE TAKING OF ANY OTHER ACTION, BY LENDER IN CONNECTION WITH THIS LOAN APPLICATION SHALL NOT IN ANY WAY CONSTITUTE AN OBLIGATION BY LENDER TO ISSUE THE COMMITMENT OR TO MAKE THE LOAN, OR TO ISSUE

THE COMMITMENT BY ANY DATE CERTAIN OR ON THE TERMS SET FORTH HEREIN, AND THAT LENDER MAY FOR ANY REASON OR NO REASON DECLINE OR REFUSE TO MAKE THE LOAN, (II) LENDER MAY AT ANY TIME, FOR ANY REASON OR NO REASON, TERMINATE THE PROCESSING OF THIS LOAN APPLICATION, (III) IF LENDER, IN ITS SOLE DISCRETION, ELECTS TO MAKE THE LOAN, THEN LENDER SHALL ISSUE THE COMMITMENT, WHICH WILL SET FORTH THE ONLY TERMS AND CONDITIONS UPON WHICH LENDER SHALL BE OBLIGATED TO MAKE THE LOAN, AND THAT LENDER WILL HAVE NO OBLIGATION TO MAKE THE LOAN OTHER THAN IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THE COMMITMENT AND (IV) THE PROVISIONS OF THE COMMITMENT MAY DIFFER FROM THE PROVISIONS OF THIS LOAN APPLICATION AND IF ANY PROVISION OF THIS LOAN APPLICATION CONFLICTS WITH ANY PROVISION OF THE COMMITMENT, THE PROVISION OF THE COMMITMENT SHALL CONTROL.

Candlewood Hotel Company, Inc.            GMAC Commercial Mortgage Corporation
    Warren D. Fix                             /s/ Vacys Garbonkus
------------------------------                ------------------------------
By: /s/ Warren D. Fix                     By:     Vacys Garbonkus
   ---------------------------                ------------------------------
Its:                                      Its:    Senior Vice President
    --------------------------                ------------------------------

Date: 11/20/97                            Date: 11/24/97
     ------------------                         -------------------

      Warren D. Fix
 Executive Vice President
                                          GMAC Commercial Mortgage Corporation

                                           /s/ David B. Post
                                          ----------------------------------
                                          By: David B. Post
                                              ------------------------------
                                          Its: Senior Vice President
                                               -----------------------------

                                          Date: 11/25/97
                                               -----------------------------

                                    EXHIBIT A
                           SPECIFIC PROJECT COMMITMENT

         Candlewood Hotel Company, Inc., on its behalf and on behalf of the Borrower named below, hereby submits this Specific Project Commitment to GMAC Commercial Mortgage Corporation ("GMAC-CM") in connection with that certain Application by Candlewood Hotel Company, Inc. and Commitment by GMAC Commercial Mortgage Corporation for First Mortgage Construction And Permanent Loans entered into by the parties on November _, 1997. The parties hereby confirm that all terms and conditions contained therein are applicable to this Project unless indicated otherwise herein.

         For purposes of this Project, Candlewood Hotel Company, Inc. hereby submits the following information:


Borrower:               Candlewood ________ LLC, a limited liability company
                        organized under the laws of _____________________
Address:                9342 E. Central
                        Wichita, KS 67208
                        Tel: 316-631-1300
                        Fax: 316-631-1333

Managing Member:        Candlewood Hotel Company, Inc.

Principals of Borrower: Candlewood Hotel Company, Inc.

Project Guarantors:     Candlewood Hotel Company, Inc.

Project: A Candlewood hotel consisting of _______ building containing approximately _______ square feet, ________ studios and ______ suites along with amenities including fitness center, administrative offices, and ____ parking spaces to be constructed on a parcel approximately _______ acres in size located at _________ in ________,
                        _______________.

Total Project Cost:                                $
                                                    ---------
Requested Construction Loan Amount:                $
                                                    ---------
Interest Rate: 30-day LIBOR +___________ bp (not including Guaranty Fee, if any)

Is Doubletree Guaranty Required __________ Yes; __________ No

If Doubletree Guarantee is required, then:

Doubletree Guarantee Fee: 0.5% to be added to Interest Rate

Borrower's Attorneys:               Foulston & Siefkin
                                    700 Fourth Financial Center
                                    Wichita, KS 67202
                                    Tel:     316-267-6371
                                    Fax:     316-267-6345

Commitment Fee (2% of Construction Loan Amount): $
                                                  -------------

Required Deposits with Application:

Expense Deposit:                                                       $25,000

Good Faith Deposit (to be applied against
                           Commitment Fee):                            $20,000

Underwriting Fee Payable with Application                              $ 5,000

Total Amount Remitted with Application                                 $50,000
                                                                       -------

Projected Closing Date:
                       ---------------

Attachments:
-----------
Exhibit D: Approved Project Costs
Copy of organization documents of Borrower

Borrower                                   GMAC Commercial Mortgage Corporation

---------------------------------          ------------------------------------
By: Candlewood Hotel Company, Inc.         By:      Vacys Garbonkus
Its: Managing Member                       Its:     Senior Vice President

Date:                                      Date:
     ----------------------------                ------------------------------

Candlewood Hotel Company, Inc.             GMAC Commercial Mortgage
Corporation:

---------------------------------          ------------------------------------
By:                                        By:      David B. Post

Its:                                       Its:     Senior Vice President
    -----------------------------
Date:                                      Date:
     ----------------------------               -------------------------------

                                    EXHIBIT B

Candlewood and its Borrowers will furnish, or cause to be furnished to Lender, within 30 days of the end of each calendar month, the following items, each certified by a senior financial officer of Candlewood or its respective Borrower as true, correct and complete as of the end of and for such period (subject to normal year-end adjustments), and as having been prepared in accordance with the Uniform System of Accounts, consistently applied: (a) a written occupancy statement dated as of the last day of the most recently ended calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder; (b) monthly and year to date operating statements detailing the total revenues received and total expenses incurred in connection with the ownership and operation of the Project, including a comparison of the budgeted income and expenses and the actual income and expenses for such month and the year to date (which operating information shall include the Improvements); and (c) a written statement dated as of the last day of the most recently ended month showing the percentage of hotel or motel rooms rented and occupied during such month and the average daily room rate charged during such month. Upon request by Lender, Candlewood and its Borrowers will provide a detailed explanation of any variances of ten (10%) percent or more between budgeted and actual amounts for such periods. Borrower shall furnish, within 90 days following the end of each calendar year, a statement of the financial affairs and condition of the Project, including a statement of profit and loss and a balance sheet for the Project (and Borrower, Candlewood and each member of the Guarantor Group) for the immediately preceding fiscal year, prepared by an independent certified public accountant acceptable to lender. Candlewood and its Borrowers shall deliver to Lender on or before December 31 of each calendar year an itemized operating budget and capital expenditure budget for the Project and a management plan for the Project for the next succeeding calendar year in such detail as Lender may reasonably request. Candlewood shall promptly after receipt deliver to lender copies of all quality inspection reports or similar reports or inspection results that are delivered to it by the franchisor. At any time and from time to time Borrower shall deliver to Lender or its agents such other financial data as Lender or its agents shall reasonably request with respect to Candlewood and the ownership, maintenance, use and operation of the Project. All information required to be furnished to lender pursuant to this Section shall be on the form provided by Lender (which form shall accompany Lender's request). Lender shall have the right to conduct an independent audit of any of the above financial information at its own expense at any time. In the event that an error in excess of two percent (2%) of the amount being audited is discovered, the cost of the audit shall be borne by Borrower.

                                   EXHIBIT C

         The term "Event of Default" shall include the occurrence or happening, at any time and from time to time, of any one or more of the following:

         (a)       if any portion of the Loan is not paid prior to the fifth
(5th) day after the date such payment is due or if the entire Loan is not paid on or before the Maturity Date;

         (b) subject to Borrower's right to contest as provided herein, if any of the Taxes or Other Charges are not paid when due and payable;

         (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request;

         (d) if Borrower transfers or encumbers any portion of the Project in a manner inconsistent with the terms of this Agreement;

         (e) if any representation or warranty of Borrower, or of any Principal, or of any Guarantor made herein, in any Loan Document, any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

         (f) if Borrower or any Principal or any Guarantor shall make an assignment for the benefit of creditors, or if Borrower shall generally not be paying its debts as they become due;

         (g) if a receiver, liquidator or trustee of Candlewood or its Borrowers or of any Principal or any Guarantor shall be appointed, or if Candlewood or its Borrowers or any Principal or any Guarantor shall be adjudicated a bankrupt or insolvent, any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Candlewood or its Borrowers or any Principal or any Guarantor, or if any proceeding for the dissolution or liquidation of Borrower or of any Principal or of any Guarantor shall be instituted; provided, however. that such appointment, adjudication, petition or proceeding, if involuntary and not consented to by Candlewood or its Borrowers or such Principal or such Guarantor, shall constitute an Event of Default only if not being discharged, stayed or dismissed within 90 days;

         (h) if Borrower shall be in default under any other mortgage or security agreement covering any part of the Project, whether it be superior or junior in lien to the Mortgage;

         (i) subject to Borrower's right to contest as provided herein, if the Project becomes subject to any mechanic's, materialman's or other lien except a lien for local real estate taxes and assessments not then due and payable;

         (j) if Borrower fails to cure promptly any violations of laws or ordinances affecting the Project;

         (k) except as permitted in this Agreement, the actual or threatened alteration, improvement, demolition or removal of any of the Improvements without the prior written consent of Lender;

         (1) if there shall occur any damage to the Project in any manner which is not covered by insurance solely as a result of Borrower's failure to maintain insurance required in accordance with this Agreement;

         (m) if without Lender's prior written consent: (i) the manager under the Management Agreement (or any succeeding management agreement) resigns or is removed or; (ii) there is any material change in or termination of the Management Agreement (or any succeeding management agreement);

         (n) if without Lender's prior written consent, there is any material change in the Franchise Agreement (or any succeeding franchise agreement);

         (0) if for more than 30 days after receipt of notice from Lender, Borrower shall continue to be in default under any term, covenant, or condition of this Agreement, the Assignment, the Environmental Agreement or any of the other Loan Documents other than as specified in any of subsections (a) through
(n) of this Section; provided, however, that if the cure of any such default cannot reasonably be effected within such 30 day period and Borrower shall have promptly and diligently commenced to cure such default within such 30 day period, then the period to cure shall be deemed extended for up to an additional 30 days (for a total of 60 days from Lender's default notice) so long as Borrower diligently and continuously proceeds to cure such default to Lender's satisfaction;

         (p) if a default has occurred and continues beyond any applicable cure period under the Management Agreement if such default permits a party to terminate or cancel the Management Agreement;

         (q) if a default has occurred and continues beyond any applicable cure period under the Franchise Agreement if such default permits a party to terminate or cancel the Franchise Agreement;

         (r) if Borrower ceases to operate a hotel on the Project or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to the Project or restoration of the Project after casualty or condemnation);

         (s) if Borrower terminates or cancels the Franchise Agreement or operates the Project under the name of any hotel chain or system other than Candlewood, without Lender's prior written consent; or

         (t) if a default or event of default occurs under another loan now or hereafter outstanding from Lender to Borrower, Candlewood or an affiliate of either Borrower or Candlewood, including, without limitation, the Cross-Collateralized Indebtedness.

                                    EXHIBIT D

                             Approved Project Costs

Borrower
               -----------------------------
Project:       Candlewood Hotel
Location:
               -----------------------------

                                 END EXHIBIT A

                                   EXHIBIT B
                        Form of Participation Agreement

                                   EXHIBIT B

                      SUBORDINATE PARTICIPATION AGREEMENT


     This Agreement, made this __________ day of __________, 1996 by and between GMAC COMMERCIAL MORTGAGE CORPORATION, a California Corporation ("Lender"), and DOUBLETREE CORPORATION, a Delaware Corporation ("Participant").

     The background of this Agreement is as follows:

     A. Lender has agreed to provide certain commitments for loans (each, a "Loan" and collectively the "Loans") with respect to hotel properties to be developed by franchisees of Candlewood Hotel Company, Incorporated, a Delaware corporation and an affiliate of Participant (each such franchisee who is the borrower of a Loan a "Borrower" and collectively the "Borrowers"). Participant has entered into a certain guarantee agreement (the "Guaranty") in favor of Lender pursuant to which, inter alia, Participant has guaranteed the payment of certain sums with respect to the Loans.

     B. The parties wish to enter into this Agreement in order to confirm their agreement regarding the interest of Participant in certain Loans as to which Participant advances funds and to provide for the relative rights and responsibilities of the parties regarding such participation.

     NOW THEREFORE in consideration of the premises and the further sum of one dollar ($1) by each party to the other duly paid, receipt whereof is hereby acknowledged and intended to be legally bound, the parties agree as follows:

     1. Participation. Sums paid by Participant to the Lender pursuant to the Guaranty (other than interest and collection costs under Paragraph 19 thereof) shall not be applied on account of the indebtedness of any Borrower to Lender, but shall constitute automatically, without the need of any further document, the purchase of a subordinated participation interest in the Loan in accordance with this Agreement. Each Periodic Recovery disbursed to Participant under Paragraph 3 of the Guaranty, each sum collected from Borrower and then credited to Participant under Paragraph 7 of the Guaranty and all sums paid by Lender to Participant on account of such participation interest hereunder will reduce the participation interest of Participant in the Loan. The interest of Participant in each Loan will be equal to the portion of the principal and interest owing on such Loan which has been advanced by Participant to Lender under the Guaranty and has not been paid or credited by Lender to Participant.

     2. Subordination. The participating interest of Participant in a Loan shall be absolutely subject and subordinate to the interest of Lender in such Loan and all collateral securing such loan. Without limiting the generality of the foregoing, except for the sums to be paid or credited to Participant pursuant to Paragraphs 3 or 7 of the Guaranty, no money collected or recovered by Lender with respect to a Loan will be paid or credited to Participant unless and until all sums owing to Lender under such Loan have been fully and irrevocably paid to Lender.

Participant will not, by reason of its subordinated participation interest in a Loan, be (i) a creditor of any Borrower, (ii) entitled to assert any claim against any Borrower, whether in bankruptcy proceedings or otherwise or entitled to dispute or object to any claim made by Lender against a Borrower, in bankruptcy proceedings or otherwise or (iii) otherwise entitled to share in any foreclosure proceeds or any other sum collected or recovered with respect to a Loan (other than sums to be paid or credited to Participant pursuant to Paragraphs 3 or 7 of the Guaranty) until Lender has been fully and irrevocably paid all sums owing to it with respect to such Loan. Participant acknowledges that Lender has not guaranteed and does not guarantee repayment of all or any portion of Participant's participation interest in the Loan.

          3. Loan Administration. Lender alone shall administer each Loan, shall hold all Loan Documents, shall make all collections, shall determine whether and when to enforce remedies and which remedies to pursue (subject, however, to the forbearance provisions of the Guaranty). Participant, in its capacity as a subordinated participant in a Loan, shall not be entitled to determine when or whether remedies should be pursued, and Lender shall have no liability hereunder to Participant for any matter relating to Lender's servicing of any Loan or for Lender's decision to pursue, or not to pursue any remedy with respect to any Loan. Lender will furnish periodic reports to Participant in the ordinary course of Lender's business and will respond to Participant's reasonable requests for information regarding the Loans and the participation interest of Participant therein.

          4. Disclaimers. Lender makes no representation, and shall have no responsibility, with respect to (a) the legality, genuineness, validity, binding effect or enforceability of any document evidencing or securing a Loan (individually a "Loan Document" and collectively the "Loan Documents"); (b) the truthfulness, accuracy or completeness of any of the representations or warranties in the Loan Documents; (c) the filing, recording or taking of any other action with respect to any Loan Document or the validity, enforceability, perfection or priority of any lien or security interest; (d) the collectibility of any advance or the value of sufficiency of any collateral therefor; (e) the financial or other condition of any Borrower or any other person or entity; or
(f) any other matter having any relation to any Loan Document, Participant's participation interest, any Borrower or any other person or entity except as otherwise specifically set forth herein. Participant acknowledges that Participant is able to make and has made Participant's own independent investigation and determination of the foregoing matters without reliance on Lender, and Participant accepts responsibility therefor.

          5. Actions Independent. Lender (a) shall not be deemed to be a trustee or agent for Participant, and Lender shall have no fiduciary or similar duties, in connection with this Agreement, the Guaranty, the other Loan Documents, or Participant's participation interest; (b) may use Lender's sole discretion with respect to exercising or refraining from taking any action that may be vested in Lender or which Lender may be entitled to take or assert under or in respect of any of the Loan Documents, including rights and actions relating to any consent to departure therefrom, release of collateral in connection therewith, waiver or amendment or any term thereof, or any enforcement action of any kind under any circumstances (Participant agrees, however, to promptly execute and deliver a written consent to any such actions taken by Lender as Lender may reasonably request); (c) shall endeavor to give the same degree of care to the administration of the Loans as Lender generally gives to the administration of similar loans in which Lender has not granted participation to others, and (d) may act as financial adviser to any Borrower or as placement agent for any debt or equity securities of any Borrower. Without limiting the generality of the foregoing, Lender (i) may, without liability, rely upon the advice of legal counsel, accountants and other experts (including those retained or employed by any Borrower) and upon any written communication or telephone conversation that Seller believes to be genuine and correct or to have been signed, sent or made by the proper person or entity; (ii) shall not be required to make any inquiry concerning the performance by any Borrower, any guarantor or any other person or entity of any of its obligations and liabilities under or in respect of the Loan Documents; (iii) shall not have any duty to inspect the property (including the books and records) of any Borrower or any collateral; and (iv) shall have no obligation to make any claim against, or assert any lien upon, any property held by Lender or assert any offset thereagainst.

     6. Exercise of Remedies Etc. Participant will not have, and will not assert or seek to exercise, any right of legal redress against any Borrower, any guarantor or any other person or entity in respect of any of the Loan Documents, any part of Participant's participation interest or any collateral security therefor and any breach by Participant of the foregoing covenant will (i) render Participant liable to Lender for all loss and expense to Lender (including without limitation those for legal services) occasioned thereby, and (ii) if not withdrawn by Participant within fifteen (15) days following notice from Lender, constitute an Event of Default under the Guaranty. Participant agrees that Lender may, in Lender's sole discretion, take legal action to enforce or protect Participant's and/or Lender's interests in respect of the Loan Documents and any collateral security therefor. If Lender incurs any costs or expenses (including, without limitation, those for legal services) or if any liabilities, obligations, losses, damages, penalties, actions, judgments or suits of any kind or nature whatsoever (including, without limitation, by or in connection with any taxes of any kind), become imposed upon Lender in any manner, in connection with (i) any of the Loan Documents or any collateral security, (ii) any actual or proposed amendment, consent, release or waiver in connection therewith or restructuring or refinancing therefor or (iii) any effort to perfect, enforce or protect Participant's or Lender's rights or interests with respect thereto, then (except if and to the extent such may be payable by Participant under the Guaranty) all such costs shall be added to Lender's share of the Loan in question and shall be senior to Participant's interest in such Loan. Without limiting the applicability of Section 19 of the Guaranty regarding claims arising thereunder or in connection therewith, each party will reimburse the other on demand for any enforcement costs and other liabilities, cost or expenses (including without limitation those for legal services) a party may incur as a result of or in relation to any breach of this Agreement by the other.

     7. No Amendment Etc. This Agreement may not be supplemented or altered, either orally, by course of dealing or otherwise, except in a writing duly executed by Lender and Participant. In the absence of manifest error, all determinations made my Lender in good faith hereunder relating to Participant's participation interest or the Loan Documents shall be conclusive and binding on Participant. This Agreement and Lender's and Participant's respective rights and obligations hereunder shall be interpreted in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of law principles thereof. If any provision hereof would be invalid, illegal or unenforceable under applicable law, then such provision shall be deemed valid, legal and enforceable while most nearly preserving its original intent; no provision hereof shall be affected by another provision's being held invalid, illegal or unenforceable.

     8. Authority. Each party hereto hereby represents to the other that it has the power and authority to enter this Agreement and to perform its obligations hereunder, that its execution, delivery and performance of this Agreement does not violate any contractual provision to which it is subject, and that this Agreement constitutes its legal, valid and binding obligation.

     9. Headings. The paragraph headings hereof are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     10. Entire Agreement. This Agreement and the Guaranty together constitute the entire agreement between Participant and Lender with respect to the subject matter hereof, and no prior understandings or communications, oral or otherwise, or course of dealing, may be deemed to alter, modify or vary the terms and provisions hereof and of the Guaranty.

     11. Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto on separate counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     12. Third Parties. None of the provisions of this Agreement shall inure to the benefit of the Borrower, any guarantor (other than Participant) or any person or entity other than Participant and Lender and their respective successors and permitted assigns.

     13. Notices. Each notice or other communication hereunder shall be in writing, and shall be given in the manner and at the addresses specified in the Guaranty (as such addresses may be changed from time to time as provided in the Guaranty).

     IN WITNESS WHEREOF, the parties hereto have executed this Participation

 Agreement by their respective duly authorized officers as of the date first above written.

                                        GMAC COMMERCIAL MORTGAGE CORPORATION


                                        By:
                                           ----------------------------------

                                             --------------------------------
                                             Name:

                                             --------------------------------
                                             Title:


                                        DOUBLETREE CORPORATION


                                        By:
                                           ----------------------------------

                                             --------------------------------
                                             Name:

                                             --------------------------------
                                             Title:

                             AGREEMENT PURSUANT TO
                      CLAUSE (ii) OF SECTION 7 OF GUARANTY

         THIS AGREEMENT, made this _____________ day of ____, 199_, by and between GMAC COMMERCIAL MORTGAGE CORPORATION, a California Corporation ("Lender"), and DOUBLETREE CORPORATION, a Delaware Corporation ("Guarantor").

         The background of this Agreement is as follows:

         A. Lender has provided a loan (the "Loan") to __________________ ("Borrower") in the original principal amount of $__________. Guarantor has entered into a certain guarantee agreement dated __________, 1996 (the "Guaranty") in favor of Lender pursuant to which, inter alia, Guarantor guaranteed the payment of certain sums with respect to the Loan.

         B. Guarantor has elected to enter into this Agreement pursuant to clause (ii) of Section 7 of the Guaranty.

         C. Terms used in this Agreement with initial capitals and not defined herein shall have the meaning given in the Guaranty.

         NOW THEREFORE in consideration of the premises and the further sum of one dollar ($1) by each party to the other duly paid, receipt whereof is hereby acknowledged and intended to be legally bound, the parties agree as follows:

         1. Guarantor hereby becomes liable for the payment of all principal, interest, net cash flow, tax and insurance escrows and other sums payable monthly during the term of this Agreement on account of the Loan (but not the principal at maturity or upon acceleration), all of which are to be billed to Guarantor monthly and paid by Guarantor when due under the Loan Documents.

         2. In accordance with Section 7 of the Guaranty, Lender will continue its customary efforts to collect all interest and other sums coming due from Borrower and will promptly credit to Guarantor all sums so collected. Sums paid by Guarantor hereunder will not reduce the Maximum Amount under the Guaranty, and sums credited by GMAC to Guarantor hereunder will not increase the Maximum Amount.

         3. This Agreement is entered into with respect to the obligations of Guarantor under Section 7 of the Guaranty with respect to the Loan, and this Agreement does not diminish or affect any other obligation of Guarantor under the Guaranty with respect to the Loan or with respect to any other loan which is subject to the Guaranty.

         4. This Agreement will terminate in accordance with Section 7 of the Guaranty (a) upon payment by Guarantor to Lender of the sum payable by Guarantor pursuant to clause (i) of Section 7 of the Guaranty with respect to the Loan accompanied by Guarantor's notice of termination of this Agreement, or (b) automatically when the Loan achieves a DSCR of 1.10, as calculated by Lender in accordance with the Guaranty, or when the Maximum Amount with respect to the Loan equals zero.

     5. This Agreement does not amend or modify the Guaranty, but is intended solely to implement the provisions of clause (ii) of Section 7 of the Guaranty with respect to the Loan.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their respective duly authorized officers as of the date first above written.


                                        GMAC COMMERCIAL MORTGAGE CORPORATION


                                        By:
                                           ----------------------------------
                                             Name:
                                             Title:


                                        DOUBLETREE CORPORATION


                                        By:
                                           ----------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT A
                          SPECIFIC PROJECT COMMITMENT


     Candlewood Hotel Company, Inc., on its behalf and on behalf of the Borrower named below, hereby submits this Specific Project Commitment to GMAC Commercial Mortgage Corporation ("GMAC-CM") in connection with that certain Application by Candlewood Hotel Company, Inc. and Commitment by GMAC Commercial Mortgage Corporation for First Mortgage Construction And Permanent Loans entered into by the parties on November 25, 1997. The parties hereby confirm that all terms and conditions contained therein are applicable to this Project unless indicated otherwise herein.

     For purposes of this Project, Candlewood Hotel Company, Inc. hereby submits the following information:

Borrower:                Candlewood Chicago, IL-Hoffman Estates, LLC, a limited
                         liability company organized under the laws of Delaware.

Address:                 9342 E. Central
                         Wichita, KS 67208
                         Tel: 316-631-1300
                         Fax: 316-631-1333

Managing Member:         Candlewood Hotel Company, Inc.

Principals of Borrower:  Candlewood Hotel Company, Inc.

Project: A Candlewood hotel consisting of one (1) building containing approximately 59,730 square feet, 98 studios and 24 king suites along with amenities including fitness center, administrative offices, and 132 parking spaces to be constructed on a parcel approximately 2.58 acres in size located at Higgins Rd and Greenspoint Parkway, Chicago, IL.

Total Project Cost:                    $9,500,000
Requested Construction Loan Amount:    $6,400,000
Equity investment by Borrower:         $3,100,000
     Cash                              $1,825,870
     If Land, Original Cost            $1,274,130

Interest Rate (Initial Period): LIBOR -- 3.75% (5% minimal LIBOR Index)


Borrower's Attorney
         Kenneth D. Crews
         Latham & Watkins
         Sears Tower, Suite #5800
         Chicago, IL 60606
         (312) 876-7700
         (312) 993-9767


REQUIRED DEPOSITS WITH APPLICATION:
Expense Deposit:                            $ 30,000
Underwriting Fee Payable with Application   $  5,000
Commitment Fee:                             $128,000
Amount Payable with Application:            $163,000
Total Amount Remitted with Application      $ 50,000

Amount Payable at Closing:                  $113,000

Projected Closing Date:                      October 30, 1998

Other matters: The loan term is four years without extensions.

ATTACHMENTS:
Exhibit D: Approved Project Costs
Copy of organization documents of Borrower

CANDLEWOOD CHICAGO, IL-HOFFMAN               GMAC COMMERCIAL MORTGAGE
ESTATES, LLC                                 CORPORATION

/s/ Pamela Cloud                             /s/ Vacys Garbonkus
------------------------------------         -----------------------------------
By:   Candlewood Hotel Company, Inc.         By:   Vacys Garbonkus
Its:  Managing Member                        Its:  Senior Vice President
Date: October 27, 1998                       Date: October 29, 1998



CANDLEWOOD HOTEL COMPANY, INC.               GMAC COMMERCIAL MORTGAGE
                                             CORPORATION

/s/ Pamela Cloud                             /s/ James C. Poff
------------------------------------         -----------------------------------
By:   Pam Cloud                              By:   James C. Poff
Its:  Assistant Secretary                    Its:  Vice President
Date: October 27, 1998                       Date: October 28, 1998